                                                                   EXHIBIT 10.24

       _________________________________________________________________
       _________________________________________________________________



                         INTERPLAY ENTERTAINMENT CORP.



                  __________________________________________



                           STOCK PURCHASE AGREEMENT



                  __________________________________________



                    UP TO 5,000,000 SHARES OF COMMON STOCK



                          Dated as of March 18, 1999



       _________________________________________________________________
       _________________________________________________________________

                              TABLE OF CONTENTS
                              -----------------

                                                       Page No.
                                                       --------

1.  Authorization of Investor Stock.......................  1

2.  Sale and Purchase of Investor Stock...................  1

3. Closing; Calculation of Shares of Investor Stock;
   Adjustment of Shares of Investor Stock.................  1

  3.1  Closing............................................  1

  3.2  Sale of Shares of Investor Stock at Closing........  1

  3.3  Interim Valuation of Shares of Investor Stock......  1

  3.4  Final Valuation of Shares of Investor Stock........  2

  3.5  Limitations on Adjustments.........................  2

  3.6  Collar.............................................  4

4. Register of Investor Stock; Restrictions on Transfer of
   Securities; Removal of Restrictions on Transfer of
   Investor Stock.........................................  4

  4.1  Register of Investor Stock.........................  4

  4.2  Restrictions on Transfer...........................  4

  4.3  Removal of Transfer Restrictions...................  6

  4.4  Standstill.........................................  6

5.  Representations and Warranties by the Company.........  7

  5.1  Organization, Standing, etc........................  7

  5.2  Qualification......................................  7

  5.3  Capital Stock......................................  7

  5.4  Investor Stock.....................................  8

  5.5  Indebtedness for Borrowed Money....................  8

  5.6  Shareholder List...................................  8

  5.7  Corporate Acts and Proceedings.....................  9

  5.8  Compliance with Laws and Other Instruments.........  9

  5.9  Binding Obligations................................ 10

  5.10 Securities Laws.................................... 10

  5.11 No Brokers or Finders.............................. 10

  5.12 Financial Statements............................... 10

  5.13 Changes............................................ 10

  5.14 Material Agreements of the Company................. 11

  5.15 Employees.......................................... 12

  5.16 Tax Returns and Audits............................. 12

  5.17 Patents and Other Intangible Assets................ 12

  5.18 Employment Benefit Plans; ERISA.................... 14

  5.19 Title to Property and Encumbrances; Leases......... 14

  5.20 Condition of Properties............................ 14

  5.21 Insurance Coverage................................. 15

  5.22 Litigation......................................... 15

  5.23 Registration Rights................................ 15

  5.24 Licenses........................................... 15

  5.25 Interested Party Transactions...................... 15

  5.26 Minute Books....................................... 16

  5.27 Computer Software.................................. 16

  5.28 Interplay Web Site and Systems..................... 16

  5.29 Product Returns.................................... 17

  5.30 Disclosure......................................... 17

6.  Representations and Warranties of Investor............ 17

  6.1  Organization, Standing, etc........................ 17

  6.2  Corporate Acts and Proceedings..................... 17

  6.3  Compliance with Laws and Other Instruments......... 17

  6.4  Binding Obligations................................ 17

  6.5  No Brokers or Finders.............................. 18

7.  Conditions of Parties' Obligations.................... 18

  7.1  Conditions of Investor's Obligations at the Closing 18

       (a)  No Errors, etc................................ 18

       (b)  Compliance with Agreement..................... 18

       (c)  No Default.................................... 18

       (d)  Certificate of Company........................ 18

       (e)  Opinion of the Company's Counsel.............. 18

       (f)  Qualification Under State Securities Laws..... 18

       (g)  Supporting Documents.......................... 19

       (h)  Proceedings and Documents..................... 19

       (i)  Universal Agreement........................... 19

       (j)  Fargo Employment Agreement.................... 19

       (k)  Lender's Consent.............................. 19


       (l)  Due Diligence................................. 20

       (m)  NASDAQ-NMS Approval........................... 20

       (n)  Waiver of Existing Rights Agreement........... 20

       (o)  Government and Other Consents................. 20

       (p)  Waiver by Fargo............................... 20

       (q)  Proxies from Fargo and Universal.............. 20

       (r)  Legal Fees.................................... 20

  7.2  Conditions of Company's Obligations................ 20

8.  Affirmative Covenants of the Company.................. 20

  8.1  Maintain Corporate Rights and Facilities........... 21

  8.2  Maintain Insurance................................. 21

  8.3  Pay Taxes and Other Liabilities.................... 21

  8.4  Records and Reports................................ 21

  8.5  Notice of Litigation and Disputes.................. 22

  8.6  Directors' Meetings; Election to Board............. 22

  8.7  Conduct of Business................................ 23

  8.8  Compliance with Legal Requirements................. 23

  8.9  Replacement of Certificates........................ 23

  8.10 Compliance with Section 7.......................... 23

  8.11 Securities Law Filings............................. 23

  8.12 Compliance With Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws... 24

  8.13 Use of Proceeds.................................... 24

  8.14 Exclusivity........................................ 24

  8.15 Restriction on Transfer of Fargo's Common Stock.... 24

  8.16 Permitted Transaction.............................. 25

  8.17 Break-Up Fee....................................... 25

  8.18 Key Man Life Insurance............................. 25

  8.19 HSR Filing......................................... 25

9.  Negative Covenants of the Company..................... 26

  9.1  Senior Securities.................................. 26

  9.2  Changes in Type of Business........................ 26

  9.3  Loans; Guarantees.................................. 26

  9.4  Restrictive Agreements............................. 26

10.  Affirmative Covenants of Investor.................... 26

  10.1 Permitted Transaction.............................. 26

  10.2 Compliance with Legal Requirements................. 26

  10.3 Interplay Option................................... 26

11.  Registration of Registrable Stock.................... 27

  11.1 Required Registration.............................. 27

  11.2 Registration Procedures............................ 27

  11.3 Expenses........................................... 29

  11.4 Indemnification.................................... 29

  11.5 Reporting Requirements Under the Exchange Act...... 31

  11.6 Investor Information............................... 31

  11.7 Transferability of Registration Rights............. 32

12.  Enforcement.......................................... 32

  12.1 Survival of Representations and Warranties......... 32

  12.2 Indemnification.................................... 32

  12.3 Injunctive Relief.................................. 35

  12.4 No Implied Waiver.................................. 35

13.  Rights of First Refusal.............................. 35

  13.1 Subsequent Offerings............................... 35

  13.2 Exercise of Rights................................. 35

  13.3 Issuance of Equity Securities to Other Persons..... 35

  13.4 Excluded Securities................................ 35

14.  Definitions.......................................... 36

15.  Miscellaneous........................................ 39

  15.1 Waivers and Amendments............................. 39

  15.2 Rights of Investor................................. 39

  15.3 Notices............................................ 40

  15.4 Severability....................................... 41

  15.5 Assignment; Parties in Interest.................... 41

  15.6 Headings........................................... 41

  15.7 Choice of Law...................................... 41

  15.8 Expenses........................................... 41

  15.9 Publicity.......................................... 42

  15.10  Counterparts..................................... 42

  15.11  Entire Agreement................................. 42

  15.12  Attorneys' Fees.................................. 42

  15.13  Arbitration...................................... 42

  15.14  Partial and Conditional Termination of
         Shareholders' Agreement.......................... 43


                              STOCK PURCHASE AGREEMENT
                              ------------------------



      THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of March
                                      ---------
18, 1999 among INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the

"Company"), TITUS INTERACTIVE SA,  a French corporation ("Titus" or the
--------                                                  -----
"Investor"), and to the extent expressly provided herein, BRIAN FARGO, an
---------
individual ("Fargo").  Capitalized terms not otherwise defined herein shall have
             -----
the meanings ascribed thereto in Section 14 hereof.

      THE PARTIES hereby agree as follows:

      1.  Authorization of Investor Stock.
          -------------------------------
          The Company has authorized the issue and sale of up to Five Million (5,000,000) shares (the "Investor Stock") of its Common Stock, par value $.001
                         --------------
per share ("Common Stock").
            ------------

      2. Sale and Purchase of Investor Stock. Upon the terms and subject to the
         -----------------------------------
conditions herein contained, the Company agrees to sell to Investor, and Investor agrees to purchase from the Company, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined) the Investor Stock at a price in the aggregate of Ten Million Dollars ($10,000,000) (the "Purchase
                                                                  --------
Payment").
-------

      3.  Closing; Calculation of Shares of Investor Stock; Adjustment of Shares
          ----------------------------------------------------------------------
of Investor Stock.
-----------------

           3.1 Closing. The closing of the sale to and purchase by Investor of
               -------
the Investor Stock (the "Closing") shall occur at the offices of Paul, Hastings,
                         -------
Janofsky & Walker LLP, 555 South Flower Street, Twenty-Third Floor, Los Angeles, California, at the hour of 10:00 A.M., Pacific time, on March 18, 1999 or at such different time or day as the Investor and the Company shall agree (the "Closing Date"). At the Closing, the Company shall deliver to Investor a
-------------
certificate evidencing the Investor Stock which shall be registered in Investor's name, against delivery to the Company of payment by check or wire transfer in an amount equal to the Purchase Payment.

           3.2 Sale of Shares of Investor Stock at Closing. The number of
               -------------------------------------------
shares of Investor Stock to be issued to Investor and registered in Investor's name at Closing shall be equal to Two Million Five Hundred Thousand (2,500,000) (the "Initial Shares").
      --------------


           3.3 Interim Valuation of Shares of Investor Stock. On June 30, 1999
               ---------------------------------------------
(the "Interim Valuation Date"), additional shares of Investor Stock, if any (the
      ----------------------
"Interim Additional Shares"), shall be issued to Investor and registered in
 -------------------------
Investor's
name in an amount equal to the difference between (a) the quotient of (i) the Purchase Payment divided by (ii) the price per share of Common Stock as of the Interim Valuation Date, less (b) the number of Initial Shares. The "price per share of Common Stock as of the Interim Valuation Date" shall be the average closing price of the Common Stock on the NASDAQ National Market System, as reported in The Wall Street Journal or other nationally recognized publication
            -----------------------
or service that reports such data, for the ten (10) consecutive trading days immediately preceding the Interim Valuation Date.

           3.4 Final Valuation of Shares of Investor Stock. On August 20, 1999
               -------------------------------------------
(the "Final Valuation Date"), the final number of shares of Investor Stock, if
      --------------------
any, in addition to the Initial Shares (the "Final Additional Shares") shall be
                                             -----------------------
determined. Such number shall be equal to the difference between (a) the quotient of (i) the Purchase Payment divided by (ii) the price per share of Common Stock as of the Final Valuation Date, less (b) the number of Initial Shares. The price per share of Common Stock as of the Final Valuation Date shall be the average closing price of the Common Stock on the NASDAQ National Market System, as reported in The Wall Street Journal or other nationally recognized
                       -----------------------
publication or service that reports such data, for the ten (10) consecutive trading days immediately preceding the Final Valuation Date. In the event that the number of Interim Additional Shares is less than the number of Final Additional Shares, the Company shall promptly deliver to Investor a certificate evidencing the number of shares of Investor Stock, equal to the difference between the Final Additional Shares and the Interim Additional Shares, which shall be registered in Investor's name, and in the event that the number of Interim Additional Shares is greater than the number of Final Additional Shares, the Investor shall promptly return to the Company for cancellation the certificate or certificates evidencing the Interim Additional Shares for a certificate evidencing a number of shares equal to the Final Additional Shares.

           3.5  Limitations on Adjustments.
                --------------------------

          (a) Notwithstanding Sections 3.3 or 3.4 hereof, in no event shall the issuance of either the Interim Additional Shares or the Final Additional Shares result in the Investor purchasing a number of shares hereunder (including the Initial Shares) which exceeds 3,661,772 shares of Common Stock (the "Issuance
                                                                     --------
Limit") (such occurrence, an "Excess Issuance") unless such issuance has been
-----                         ---------------
approved by vote of the Company's stockholders in accordance with Delaware law prior to the date of such issuance (the "Required Approval"). Investor agrees
                                         -----------------
to vote all shares of Common Stock held by it, and all shares of Common Stock for which Investor holds proxies with respect to such issuance, in favor of such issuance.

          (b) In the event that the number of Interim Additional Shares calculated pursuant to Section 3.3 hereof would result in an Excess Issuance and the Required Approval is not obtained prior to the Interim Valuation Date, then, in lieu of the actions required by such Section, (a) the Company shall issue to Investor and register in Investor's name a number of shares of Common Stock which, when added to the Initial Shares, equals the Issuance Limit, and (b) the Company shall issue to the Investor an unsecured promissory note (the "Initial
                                                                       -------
Note") in a principal amount equal to (x) Ten Million Dollars ($10,000,000),
----
less (y) the product of the Issuance Limit and the price per share of the Common Stock as of the Interim Valuation Date. The Initial Note shall bear interest at the rate of ten percent (10%) per annum from the Closing Date until the date paid, shall be payable on January 1, 2000 (subject to subsections (d) and (e) below), and otherwise shall be in form reasonably acceptable to the Investor.

          (c) In the event that the number of Final Additional Shares calculated pursuant to Section 3.4 hereof would result in an Excess Issuance and the Required Approval is not obtained prior to the Final Valuation Date, then, in lieu of the actions required by such Section:

              (i) If the number of Final Additional Shares calculated pursuant to Section 3.4 is greater than the number of Interim Additional Shares calculated pursuant to Section 3.3, the Company shall, if applicable, issue to Investor and register in Investor's name a number of shares of Common Stock which, when added to the Initial Shares and the Interim Additional Shares, equals the Issuance Limit, and (b) the Company shall issue to the Investor an unsecured promissory note (the "Additional Note") in a principal amount equal to
                                ---------------
(x) Ten Million Dollars ($10,000,000), less (y) the product of the Issuance Limit and the price per share of the Common Stock as of the Final Valuation Date, less (z) the principal amount of the Initial Note (if any).

              (ii) If the number of Final Additional Shares calculated pursuant to Section 3.4 is less than the number of Interim Additional Shares calculated pursuant to Section 3.3, Investor shall promptly return the Initial Note to the Company for cancellation in exchange for an unsecured promissory note (the "Replacement Note") in a principal amount equal to (x) Ten Million Dollars
-----------------
($10,000,000), less (y) the product of the Issuance Limit and the price per share of the Common Stock as of the Final Valuation Date.

          The Additional Note or the Replacement Note, as applicable, shall bear interest at the rate of ten percent (10%) per annum from the Closing Date until the date paid, shall be payable on January 1, 2000 (subject to subsection (e) below), and otherwise shall be in form reasonably acceptable to the Investor.

          (d) In the event that the Required Approval is obtained between the Interim Valuation Date and the Final Valuation Date, then, in lieu of the actions required by Section 3.3(c), the Investor shall promptly return the Initial Note to the Company for cancellation (including cancellation of any accrued interest thereon) in exchange for a certificate representing a number of shares of Common Stock equal to (i) the sum of the Initial Shares and the Final Additional Shares, less (ii) the Issuance Limit, which shares shall be registered in Investor's name.

          (e) In the event that the Required Approval is obtained between the Final Valuation Date and January 1, 2000 then, in lieu of payment of the notes set forth in this Section and any accrued interest thereon, the Company shall issue to the Investor a certificate representing a number of shares of Common Stock equal to (i) the sum of the Initial Shares and the Final Additional Shares, less (ii) the Issuance Limit, which shares shall be registered in Investor's name.

           3.6 Collar. Notwithstanding Sections 3.2, 3.3, 3.4 or 3.5 hereof, in
               ------
the event the price per share of Common Stock as so calculated would be less than $2.00, the price per share in any event shall be deemed to be $2.00; and in the event the price per share of Common Stock as so calculated would be more than $4.00, the price per share in any event shall be deemed to be $4.00.

      4.  Register of Investor Stock; Restrictions on Transfer of Securities;
          -------------------------------------------------------------------
Removal of Restrictions on Transfer of Investor Stock.
-----------------------------------------------------

           4.1 Register of Investor Stock. The Company or its duly appointed
               --------------------------
agent shall maintain a register for the shares of Investor Stock, in which it shall register the issue and sale of all such shares. All transfers of the Investor Stock shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Investor Stock as the actual holder of the Investor Stock so registered until the Company or its agent is required to record a transfer of such Investor Stock on its register. Subject to Section 4.2(c) hereof, the Company or its agent shall be required to record any such transfer when it receives the shares of Investor Stock to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

           4.2  Restrictions on Transfer.
                ------------------------

          (a) Investor understands and agrees that the shares of Investor Stock it will be acquiring have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Investor acknowledges that it must bear the economic risk of its investment in the Investor Stock for an indefinite period of time (subject, however, to the Company's obligation to effect the registration of the Investor Stock under the Securities Act in accordance with this Agreement) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

          (b) (i) Investor hereby represents and warrants to the Company that it is acquiring the Investor Stock for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, and (ii) it is an "accredited investor" within the meaning of Regulation D of the Commission under the Securities Act.

          (c) Investor hereby agrees with the Company as follows:

               (i) Subject to Section 4.3 hereof, the certificates evidencing the Investor Stock it has agreed to purchase, and each certificate issued in transfer thereof, will bear the following legend:

      "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

               (ii) The certificates representing such Investor Stock, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

               (iii) Absent an effective registration statement under the Securities Act, covering the disposition of the Investor Stock which Investor acquires, Investor will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Investor Stock without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, except that no such registration or opinion shall be required with respect to (A) a transfer not involving a change in beneficial ownership, or (B) a sale to be effected in accordance with Rule 144 of the Commission under the Securities Act (or any comparable exemption).

               (iv) Investor agrees that neither it nor any of its affiliates will, during the period between the Closing Date and the Final Valuation Date,
(A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Initial Shares or the Interim Additional Shares or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Initial Shares of the Interim Additional Shares, whether any such transaction described in clause
(A) or (B) above is to be settled by delivery of the Initial Shares or the Interim Additional Shares, in cash or otherwise. Investor agrees that the certificates evidencing the Initial Shares and the Interim Additional Shares it has agreed to purchase, and each certificate issued in transfer thereof during the period between the Closing Date and the Final Valuation Date, will bear the following legend:

           "The sale, pledge, hypothecation or transfer of the securities represented by this certificate is subject to the terms and conditions (including certain adjustment provisions) of a certain Stock Purchase Agreement by and between the Corporation and the holder hereof.

           Copies of such agreement may be obtained upon written request to the secretary of the Corporation."

               (v) Investor consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Investor Stock in order to implement the restrictions on transfer of the Investor Stock mentioned in this subsection (c).

           4.3 Removal of Transfer Restrictions. Any legend endorsed on a
               --------------------------------
certificate evidencing shares of Investor Stock pursuant to Section 4.2(c)(i) hereof and any stop transfer instructions and record notations with respect to such Investor Stock shall be removed and the Company shall issue a certificate without such legend to the holder of such Investor Stock (a) if such Investor Stock is registered under the Securities Act, or (b) if such Investor Stock may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Investor Stock may be made without registration under the Securities Act.

           4.4 Standstill. Each of the Company and Investor agrees that, except
               ----------
as otherwise provided in or contemplated by this Agreement, including without limitation the transactions contemplated by the Universal Agreement (as defined below), for a period from and after the date hereof until December 31, 1999, neither it nor any of its Subsidiaries will, without the prior written consent of the other party: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the other party or any Subsidiary thereof, or any material amount of the assets of the other party or any Subsidiary or division thereof outside the ordinary course of business; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the other party for the purpose of changing or influencing the control of the other party; or (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, business combination, recapitalization, restructuring, liquidation or other extraordinary transaction involving the other party or its securities or assets; provided, however, the foregoing restrictions shall not preclude
        --------  -------
Investor from (A) acquiring the shares of Common Stock contemplated by this Agreement or the Universal Agreement, (B) pursuing and consummating a Permitted Transaction, (C) filing a Schedule 13D in connection with the transactions contemplated by this Agreement, (D) voting its shares of Common Stock within its discretion on any matter submitted for a vote or consent of the Company's stockholders, or (E) taking any other action contemplated by this Agreement; provided, further, that the restrictions on Investor in this Section 4.4 shall
--------  -------
lapse automatically to the extent any Person other than Investor takes any action with respect to the matters described in clauses (ii) and (iii) above.

      5. Representations and Warranties by the Company. In order to induce
         ---------------------------------------------
Investor to enter into this Agreement and to purchase the Investor Stock, the Company hereby covenants with, and represents and warrants to, Investor, as of the date hereof, except as set forth on the Schedule of Exceptions delivered to Investor concurrently herewith, as follows (unless the context otherwise requires, the "Company" shall refer to the Company and its Subsidiaries, collectively):

           5.1 Organization, Standing, etc. The Company is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to issue the Investor Stock and to carry out the provisions hereof and thereof. The copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company which have been delivered to Investor prior to the execution of this Agreement are true and complete and have not been amended or repealed. Subsidiaries of the Company are set forth on Schedule 5.1.
                                                          ------------

           5.2 Qualification. The Company is duly qualified, licensed or
               -------------
domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

           5.3 Capital Stock. The authorized capital stock of the Company
               -------------
consists of 50,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock, and the Company has no authority to issue any other capital stock. No shares of Preferred Stock have been issued prior to the Closing; 18,308,861 shares of Common Stock are issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable. Except where the failure to do so would not result in a Material Adverse Effect on the Company, the offer, issuance and sale of the shares of Common Stock were (a) registered or qualified under (or were exempt from the registration and prospectus delivery requirements of) the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other federal and applicable state securities laws, rules and regulations. As of March 1, 1999, the Company has (A) reserved a total of 893,925 shares of Common Stock for issuance to employees, officers and directors under a 1991 stock purchase plan, under which options to purchase a total of 270,384 shares have been granted, but neither exercised nor forfeited by the holder thereof, (B) reserved a total of 603,750 shares of Common Stock for issuance to employees, officers and directors under a 1994 stock option plan, under which options to purchase a total of 602,550 shares have been granted, but neither exercised nor forfeited by the holder thereof, and (C) reserved a total of 2,259,425 shares of Common Stock for issuance to employees, officers and directors under a 1997 stock incentive plan, under which options to purchase 622,300 shares have been granted, but neither exercised nor forfeited by the holder thereof, (D) reserved a total of 200,000 shares of Common Stock for issuance to employees and officers under an Employee Stock Purchase Plan, of which 56,102 shares have been granted, but neither exercised nor forfeited by the holder thereof, and (E) reserved a total of 861,156 shares of Common Stock for issuance upon the exercise of options granted outside the Company's option plans, of which 572,874 shares have been granted, but neither exercised nor forfeited by the holder thereof. The Company has reserved a total of 400,000 shares for issuance upon exercise of outstanding warrants issued by the Company. Under the terms thereof, to the extent that any outstanding award under the 1991 stock purchase plan or 1994 stock option plan expires or terminates prior to exercise of such award in full, or if shares issued upon exercise are repurchased by the Company, the unexercised portion or repurchased shares shall be added to the pool of shares under the 1997 stock incentive plan and shall thereafter be available for grant under the terms of such 1997 stock incentive plan. Each of the 1991 stock purchase plan and 1994 stock option plan has been terminated with respect to future grants of shares of Common Stock. Except as expressly provided in this Agreement, the Company has no outstanding subscription, option, warrant, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatsoever under which the Company is or may be obligated to issue Common Stock, Preferred Stock or other Equity Security (as hereinafter defined) of any kind. Neither the offer nor the issuance or sale of the Investor Stock constitutes or will constitute an event, under any Equity Security or any anti-dilution or similar provision of any agreement or instrument to which the Company is a party or by which it is bound or affected, which shall either increase the number of shares or units of Equity Securities issuable upon conversion of any securities (whether stock or Indebtedness for Borrowed Money (as hereinafter defined)) or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security (including Indebtedness for Borrowed Money), or decrease the consideration per share or unit of Equity Security to be received by the Company upon such conversion or exercise.

           5.4 Investor Stock. The Investor Stock has been duly authorized and
               --------------
validly issued, and upon payment to the Company of the Purchase Payment at the Closing, will be fully paid and nonassessable Common Stock, free and clear of all Liens and restrictions, other than Liens that might have been created by Investor and restrictions imposed by (i) Section 4.2 hereof, (ii) applicable state securities laws and (iii) the Securities Act.

           5.5 Indebtedness for Borrowed Money. The Company has no Indebtedness
               -------------------------------
for Borrowed Money except as disclosed on the Balance Sheet.

           5.6 Shareholder List. Schedule 5.6 hereto contains a true and
               ----------------  ------------
complete list of the names and addresses of all persons or entities known to the Company, based on Schedules 13D and/or 13G filed by such persons or entities or otherwise based on the Company's actual knowledge, to be the beneficial holders of more than five percent (5%) of the outstanding Common Stock and of the holders of all outstanding options, warrants or other rights to purchase from the Company more than five percent (5%) of Common Stock. With respect to holders of more than 5% of Common Stock, Schedule 5.6 contains, to the Company's
                                 ------------
knowledge, a true and complete description of the number of shares held by each such holder. With respect to each option set forth on such Schedule, Schedule
                                                                     --------
5.6 sets forth the date of grant, the number of shares subject thereto, the
---
exercise price, vesting schedule and expiration date. With respect to the warrants set forth on such Schedule, Schedule 5.6 sets forth the date of issue
                                     ------------
of each
warrant, the number of shares of Common Stock subject to the warrant, the exercise price and expiration date. Except as provided on Schedule 5.6, no
                                                          ------------
holder of Common Stock or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right from the Company or, to the Company's knowledge, any Person as a result of the issuance of the Investor Stock or otherwise. Except as provided on Schedule 5.6,
                                                                   ------------
there is no voting trust, agreement or arrangement among any of the beneficial holders of Common Stock of the Company affecting the exercise of the voting rights of such stock.

           5.7 Corporate Acts and Proceedings. All corporate acts and
               ------------------------------
proceedings required for the authorization, execution and delivery of this Agreement, the offer, issuance and delivery of the Investor Stock and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Closing.

           5.8 Compliance with Laws and Other Instruments. The business and
               ------------------------------------------
operations of the Company have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations, except to the extent that noncompliance with laws, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The execution, delivery and performance by the Company of this Agreement (a) will not require from the Board or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any domestic or, to best of the Company's knowledge, foreign, court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have been lawfully and validly obtained prior to the Closing, (c) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award, or (iv) any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, which in any such case would have a Material Adverse Effect on the Company, and (e) will not result in the creation or imposition of any Lien, other than Liens in favor of the Investor. The Company is not in violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or of any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other material agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected, which in any such case would have a Material Adverse Effect on the Company. The Company is not subject to any restriction of any kind or character which prohibits the Company from entering into this Agreement or would prevent its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

           5.9 Binding Obligations. This Agreement constitutes the legal, valid
               -------------------
and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

           5.10 Securities Laws. Based in part upon the representations of
                ---------------
Investor in Section 4.2, the offer, issue and sale of the Investor Stock are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

           5.11 No Brokers or Finders. No Person has, or as a result of the
                ---------------------
transactions contemplated herein will have, any right or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity based upon obligations incurred by the Company.

           5.12 Financial Statements. Attached hereto as Schedule 5.12 is the
                --------------------
Company's unaudited balance sheet (the "Balance Sheet") as of December 31, 1998
                                        -------------
(the "Balance Sheet Date"), and the unaudited statement of operations for the
      ------------------
twelve-month period then ended. Included in the Company's Registration Statement on Form S-1 effective June 19, 1998 (the "Form S-1") are the Company's audited
                                          --------
balance sheets as of April 30, 1996 and 1997, and December 31, 1997, and the audited statements of operations, cash flow and shareholders' equity for each of the periods then ended, together with the related opinion thereon of Arthur Andersen LLP, independent certified public accountants. Included in the Company's Report on 10-Q for the quarterly period ended September 30, 1998 (the "Form 10-Q") are the Company's unaudited balance sheet as of September 30, 1998
 ---------
and the unaudited statement of operations for the nine-month period then ended. The foregoing financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the Balance Sheet Date and other dates therein specified and the results of its operations and cash flow for the periods therein specified, and
(iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Company at the Balance Sheet Date which must be disclosed on a balance sheet in accordance with generally accepted accounting principles.

           5.13 Changes. Since the Balance Sheet Date, except as disclosed on
                -------
Schedule 5.13 hereto, the Company has not (a) incurred any debts, obligations or
-------------
liabilities, absolute, accrued, contingent or otherwise, whether due or to become due in excess of $250,000, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business, finances, properties or prospects of the Company, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (d) sold, transferred or leased any of its assets of value exceeding $250,000 except in the usual and ordinary course of business, (e) canceled or compromised any debt or claim, or waived or released any right, of value exceeding $250,000, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company, (g) encountered any labor difficulties or labor union organizing activities, (h) made or granted any wage or salary increase to any executive officer other than in the ordinary course of business or entered into any employment agreement, (i) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, (j) modified any Equity Security, except to the extent disclosed on Schedule 5.6 hereto, (k) declared or paid any dividends on
                    ------------
or made any other distributions with respect to, or purchased or redeemed, any of its outstanding Equity Securities, (l) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of the Company as a whole other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (n) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

           5.14 Material Agreements of the Company. Except as expressly set
                ----------------------------------
forth in this Agreement, the Balance Sheet, as disclosed in the Index (compiled pursuant to Item 601 of Regulation S-K of the Commission) to the Company's filings under the Securities Act and the Exchange Act or as disclosed on
Schedule 5.14 hereto, the Company is not a party to any written or oral
-------------
agreement, instrument or arrangement not made in the ordinary course of business that is material to the Company and is either (a) an agreement with any labor
                                ---
union, (b) an agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment over $250,000, (c) an agreement for the employment of any officer on other than an at-will basis, (d) an indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money in excess of $250,000 or subjecting any asset or property of the Company to any Lien, (e) a guaranty of any Indebtedness, (f) a lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $250,000 per annum, (g) a lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company having a value over $250,000 other than in the ordinary course of business, (h) an agreement granting any preemptive right, right of first refusal or similar right to any Person, (i) a covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, or (j) an agreement to register securities under the Securities Act. To the Company's knowledge, all parties having material contractual arrangements with the Company are in substantial compliance therewith, and none is in default in any material respect thereunder, except for noncompliance or defaults which will not have a Material Adverse Effect on the Company.

           5.15 Employees. The following individuals (collectively, "Designated
                ---------                                            ----------
Key Employees") are in the full-time employ of the Company and/or one or more of
-------------
its Subsidiaries: Fargo, Richard S.F. Lehrberg and David Perry. To the best of the Company's knowledge, no Designated Key Employee of the Company has any plans to terminate his employment with the Company, and the Company has no intention of terminating the employment of any Designated Key Employee. To the best of the Company's knowledge, no Designated Key Employee or any other employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, (a) that would conflict with such employee's obligation diligently to promote and further the interests of the Company or (b) that would conflict with the Company's business as now conducted or as proposed to be conducted. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has encountered no material labor difficulties.

           5.16 Tax Returns and Audits. All required federal, state and local
                ----------------------
tax returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not delinquent in the payment of any material tax, assessment or governmental charge. Except as set forth on Schedule 5.16 hereto, there is not currently
                               -------------
pending against the Company any tax deficiency proposed or assessed against it and the Company has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge for any tax period for which the statute of limitations has not expired. Except as set forth on
Schedule 5.16 hereto, none of the Company's federal income tax returns nor any
-------------
state or foreign income or franchise tax returns has ever been audited by governmental authorities in any of the last five (5) tax years. The reserves for taxes, assessments and governmental charges reflected in the Balance Sheet are and will be sufficient for the payment of all unpaid taxes, assessments and governmental charges payable by the Company with respect to the period ended on the Balance Sheet Date.

           5.17  Patents and Other Intangible Assets.
                 -----------------------------------

          (a) Except as disclosed on Schedule 5.17 hereto, the Company (i) owns
                                     -------------
or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted and proposed to be conducted, (ii) to the Company's knowledge, is not infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any patent, trademark, service mark, trade name, copyright or license with respect thereto, where such infringement would have a Material Adverse Effect on the Company.

          (b) The Company owns or has the right to use all product rights, manufacturing rights, trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices, methods, techniques, processes, inventions, designs, technical data, computer software (in both source code and object code forms and all documentation therefor), including without limitation the Operational Software (as hereinafter defined) (all of the foregoing of which are collectively referred to herein as "intellectual
                                                           ------------
property") required for or incident to the conduct of the Company's business, as
--------
it is presently conducted, in each case free and clear of any right, Lien or claim of others, including without limitation former employers of its employees, except for rights reserved by the licensors of such intellectual property and rights granted by the Company pursuant to license, publishing and distribution agreements, and except where such right, lien or claim would not have a Material Adverse Effect on the Company.

          (c) Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all intellectual property and all Inventions (as defined below). Without limiting the generality of the foregoing, except as set forth on Schedule 5.17, each of the Company's
                                         -------------
present employees has signed an agreement with the Company in the form provided to Investor, and each of the Company's past employees has signed an agreement with the Company substantially in the form provided to Investor, except, in either such case, where the failure to do so would not have a Material Adverse Effect on the Company. As used herein, "Inventions" means all inventions,
                                         ----------
developments and discoveries which during the period of an employee's or other Person's service to the Company he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or development of the Company or involve the use of the Company's time, material, facilities or trade secret information.

          (d) Except for license, publishing and distribution agreements with third parties entered into in the ordinary course of business, and except as disclosed on Schedule 5.17 hereto, the Company has not sold, transferred,
             -------------
assigned, licensed or subjected to any Lien, any intellectual property, trade secret, know-how, invention, design, process, computer software or technical data, or any interest therein, necessary for the development, manufacture, use, operation or sale of any product listed on Schedules 5.27(a) and 5.27 (b) hereto.

          (e) No director, officer, employee, agent or shareholder of the Company owns or has any right in the intellectual property of the Company, or any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, or any inventions, developments or discoveries used in or necessary for the conduct of the Company's business as now conducted and as proposed to be conducted, which could reasonably be expected to have a Material Adverse Effect on the Company.

          (f) The Company has not received any communication alleging or stating that the Company or any of its employees or other agents has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other intellectual property of any other Person, which could reasonably be expected to have a Material Adverse Effect on the Company.

           5.18 Employment Benefit Plans; ERISA. Except for the Interplay
                -------------------------------
Productions 401(k) Profit Sharing Plan (the "Plan"), as described in Schedule
                                             ----                    --------
5.18, the Company does not maintain or make contributions to any pension, profit
----
sharing or other employee retirement benefit plan. The Plan has been maintained in compliance with all applicable laws, ordinances, rules, regulations, permits, orders, writs, judgments, injunctions, decrees, determinations and awards of any agency, government, or arbitrator. The Company has no material liability with respect to the Plan or any other such plan (including, without limitation, any unfunded liability or any accumulated funding deficiency) or any material liability to the Pension Benefit Guaranty Corporation or under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with
                                                              -----
respect to the Plan or any multi-employer pension benefit plan, nor would the Company have any such liability if the Plan or any multi-employer plan were terminated or if the Company withdrew, in whole or in part, from the Plan or any multi-employer plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will constitute a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under the Plan.

           5.19 Title to Property and Encumbrances; Leases. The Company has good
                ------------------------------------------
and marketable title to all of its properties and assets, including without limitation the properties and assets reflected in the Balance Sheet and the properties and assets used in the conduct of its business, except for properties disposed of in the ordinary course of business since the Balance Sheet Date and except for properties held under valid and subsisting leases which are in full force and effect and which are not in default, subject to no Lien, except those which are shown and described on the Balance Sheet and except for Permitted Liens (as hereinafter defined). All material leases under which the Company is lessee of any real or personal property are valid, enforceable and effective in accordance with their terms; there is not under any such lease any existing or claimed default by the Company or event or condition which with notice or lapse of time or both would constitute a default by the Company. Except as disclosed on Schedule 5.19 hereto, no material lease under which the Company is lessee of
   -------------
any real property contains any provision which either (i) treats a sale or transfer of any or all of the outstanding stock of the Company or a merger of the Company with another Person as an assignment of the Company's leasehold interest, or (ii) otherwise requires the consent of the lessor in the event of any such sale, transfer or merger.

           5.20 Condition of Properties. All facilities, machinery, equipment,
                -----------------------
fixtures, vehicles and other properties owned, leased or used by the Company with fair market value in excess of $250,000 are in good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company's business.

           5.21 Insurance Coverage. There is in full force and effect one or
                ------------------
more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no knowledge of any facts that cause it to believe that the Company will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

           5.22 Litigation. Except as disclosed on Schedule 5.22 hereto, there
                ----------                         -------------
is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company's knowledge, threatened against or affecting (i) the Company or its properties, assets or business (existing or contemplated), or (ii) any Designated Key Employee, before any court or governmental department, commission, board, bureau, agency or instrumentality or any arbitrator, which if adversely determined would have a Material Adverse Effect on the Company. Except as disclosed on Schedule 5.22 hereto, the Company
                                              -------------
is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding, which if adversely determined would have a Material Adverse Effect on the Company. Neither the Company nor, to the best of the Company's knowledge, neither Fargo nor Perry is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

           5.23 Registration Rights. Except as set forth on Schedule 5.23, other
                --------------------                        -------------
than under this Agreement, the Company has not agreed to register under the Securities Act any of its authorized or outstanding securities.

           5.24 Licenses. The Company possesses from the appropriate agency,
                --------
commission, board and governmental body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which are necessary for the Company to engage in the business currently conducted by it and proposed to be conducted (except where the failure to so hold would not have a Material Adverse Effect on the Company), including without limitation the development, manufacture, use, sale and marketing of its existing and proposed products and services; and all such certificates, licenses, permits, authorizations and rights have been lawfully and validly issued and are in full force and effect.

           5.25 Interested Party Transactions. Except as disclosed on Schedule
                -----------------------------                         --------
5.25 hereto, no officer, director or 5% shareholder of the Company or any
----
Affiliate or "associate" (as this term is defined in Rule 405 of the Commission under the Securities Act) of any such Person or the Company has, either directly or indirectly, (a) a material interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any transaction, contract or agreement to which the Company is a party or by which it is bound or affected.

           5.26 Minute Books. The minute books of the Company provided to Paul,
                ------------
Hastings, Janofsky & Walker LLP, special counsel for the Investor, contain all resolutions adopted by directors and shareholders since the incorporation of the Company and fairly and accurately reflect, in all material respects, all matters and transactions referred to in such minutes.

           5.27  Computer Software.
                 -----------------

          (a) Each of the computer software programs developed by the Company that are listed on Schedule 5.27(a) hereto (the "Operational Software") is
                   ----------------              --------------------
functional, complete and operational in all material respects in accordance with its specifications, has been documented in accordance with the Company's standard practices, and the Company possesses both the source code and object code versions thereof.

          (b) Attached as Schedule 5.27(b) hereto is a true and complete list of
                          ----------------
all computer software games currently in active development by or on behalf of the Company (the "Developing Software"). Schedule 5.27(b) also sets forth
                  -------------------     ----------------
whether each such game is being internally or externally developed and, if externally developed, the name of the third party developer.

           5.28  Interplay Web Site and Systems.
                 ------------------------------

          (a) The Company owns and has the right to communicate and publish its "Interplay" Internet product offering (the "Web Site") and conduct business on
                                            --------
the World Wide Web at the Internet address "interplay.com" and in connection therewith to use the registered service mark and trade name "Interplay" and in so doing is not acting in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto, except where such conflict would not have a Material Adverse Effect on the Company.

          (b) The Company has not received any communication from any Person that the Web Site or the conduct of the Company's business is in violation of any law, rule or regulation or in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto, except where such violation or conflict would not have a Material Adverse Effect on the Company.

           5.29 Product Returns. Schedule 5.29 hereto sets forth the Company's
                ---------------  -------------
experience with respect to the return of any of its products sold or leased for the three (3) year period ended on December 31, 1998.

           5.30 Disclosure. To the Company's knowledge, the information
                ----------
contained in this Agreement, in the Form 10-Q, the Balance Sheet and the Form S-1, and in any writing furnished pursuant hereto or in connection herewith, taken as a whole, is true, complete and correct (except that with respect to the Form 10-Q, the Balance Sheet and the Form S-1, the information contained therein shall be true, complete and correct as of the date thereof), and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein, in light of the circumstances under which they were made, not misleading.

      6. Representations and Warranties of Investor. In order to induce the
         ------------------------------------------
Company to enter into this Agreement and to issue the Investor Stock, Investor hereby covenants with, and represents and warrants to, the Company as follows:

           6.1 Organization, Standing, etc Investor is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of France, and has all requisite corporate power and authority to enter into this Agreement, and to carry out the provisions hereof and thereof.

           6.2 Corporate Acts and Proceedings. All corporate acts and
               ------------------------------
proceedings required for the authorization, execution and delivery of this Agreement by Investor, and the performance of this Agreement by Investor, have been lawfully and validly taken or will have been so taken prior to the Closing.

           6.3 Compliance with Laws and Other Instruments. The execution,
               ------------------------------------------
delivery and performance by Investor of this Agreement (a) will not require from the board of directors or stockholders of Investor any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have lawfully and validly obtained prior to the Closing, (c) will not cause Investor to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic of foreign, (iii) any order, writ, judgment, injunction, decree, determination or award binding upon Investor, or
(iv) any provision of the charter documents of Investor, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other material agreement, lease or instrument, commitment or arrangement to which Investor is a party or by which Investor or any of its properties, assets or rights is bound or affected, which in any case would have a Material Adverse Effect on Investor.

           6.4 Binding Obligations. This Agreement constitutes the legal, valid
               -------------------
and binding obligations of Investor and is enforceable against Investor in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

           6.5 No Brokers or Finders. No Person has, or as a result of the
               ---------------------
transactions contemplated herein will have, any right or valid claim against the Company or Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except for Concordia Capital Technology Group, Inc., whose fees will be the responsibility of the Investor.

      7.  Conditions of Parties' Obligations
          ----------------------------------

           7.1 Conditions of Investor's Obligations at the Closing. The
               ---------------------------------------------------
obligation of Investor to purchase and pay for the Investor Stock is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by Investor:

                  (a) No Errors, etc. The representations and warranties of the
                      --------------
Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects (except to the extent already qualified as to materiality, in which case such representations and warranties shall then be true and correct in all respects).

                  (b) Compliance with Agreement. The Company shall have
                      -------------------------
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  (c) No Default. There shall not exist on the Closing Date any
                      ----------
Default (as hereinafter defined) or Event of Default (as hereinafter defined) or any event or condition which, with the giving of notice or lapse of time or both, would constitute a Default or Event of Default.

                  (d) Certificate of Company. The Company shall have delivered
                      ----------------------
to Investor a certificate dated the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying the satisfaction of the conditions specified in subsections (a), (b) and (c) of this
Section 7.1.

                  (e) Opinion of the Company's Counsel. The Investor shall have
                      --------------------------------
received from Stradling Yocca Carlson & Rauth, a professional corporation, counsel for the Company, a favorable opinion dated the Closing Date substantially in the form of Exhibit A hereto.
                             ---------

                  (f) Qualification Under State Securities Laws. All
                      -----------------------------------------
registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement, including without limitation the offer, sale, issue and delivery of the Investor Stock.

                  (g) Supporting Documents. Investor shall have received the
                      --------------------
following:

              (1) Copies of resolutions of the Board, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of this Agreement, and all other documents and instruments to be delivered pursuant hereto and thereto, and taking all such other actions as required by
Section 203 of the Delaware General Corporation Law with respect to this Agreement and the Universal Agreement (as defined below), and the transactions contemplated hereby and thereby;

               (2) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subsection (1) above and further certifying that the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company delivered to the Investors at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

               (3) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Investor or its special counsel, Paul, Hastings, Janofsky & Walker LLP ("Investor Counsel"),
                                                             ----------------
may reasonably request.

                  (h) Proceedings and Documents. All corporate and other
                      -------------------------
proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be satisfactory in form and substance to Investor and to Investor Counsel.

                  (i) Universal Agreement. Investor shall have entered into an
                      -------------------
agreement with Universal Studios, Inc. ("Universal") and the Company with
                                         ---------
respect to the granting to Investor of an option (the "Universal Option") to
                                                       ----------------
purchase 4,658,215 shares of Common Stock (the "Option Stock") held by Universal
                                                ------------
substantially in the form of Exhibit B hereto (the "Universal Agreement").
                             ---------              -------------------

                  (j) Fargo Employment Agreement. Fargo, Universal and the
                      --------------------------
Company shall have entered into a one-year extension of the employment agreement among Fargo, Universal and the Company dated as of March 28, 1994.

                  (k) Lender's Consent. The Company's lender shall have approved
                      ----------------
this Agreement and the transactions contemplated hereby, and shall otherwise provide such assurances to Investor as Investor may reasonably request with respect to the use of the proceeds from the sale of the Investor Stock and the continuing availability and renewal of such lender's current credit facility to the Company (or the Company shall have provided such assurances to Investor with respect to a substitute credit facility).

                  (l) Due Diligence. Investor and Investor Counsel shall have
                      -------------
completed their legal due diligence investigation of the Company and its business prospects, and Investor shall be satisfied with the results thereof in its sole discretion (including without limitation investigation of the Company's D&O insurance policies).

                  (m) NASDAQ-NMS Approval. The Company shall have obtained any
                      -------------------
waiver or approval from NASDAQ-NMS required with respect to this

Agreement and the issuance of the Investor Stock.

                  (n) Waiver of Existing Rights Agreement. If necessary, the
                      -----------------------------------
requisite percentage of the Holders (as defined therein) party to the Investors' Rights Agreement dated as of October 10, 1996, by and among the Company and the Holders (the "Existing Rights Agreement"), shall have waived the application of
              -------------------------
the Existing Rights Agreement (including without limitation Section 1.12 thereof) to the issuance of the Investor Stock and the registration rights granted hereunder with respect to the Investor Stock.

                  (o) Government and Other Consents. Any approval, consent or
                      -----------------------------
waiting period required by any governmental agency or authority, or any other Person, necessary or material to the consummation of the transactions contemplated hereby shall have been obtained or expired, as the case may be, including without limitation any approval from NASDAQ and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  (p)  Waiver by Fargo.  Fargo shall have entered into the
                       ---------------
Waiver substantially in the form of Exhibit C hereto.
                                    ---------

                  (q) Proxies from Fargo and Universal. Each of Fargo and
                      --------------------------------
Universal shall have granted to Investor an irrevocable proxy substantially in the form of Exhibit D hereto.

                  (r) Legal Fees. The Company shall have paid or reimbursed
                      ----------
Investor for $50,000 of the reasonable fees and expenses of Investor Counsel incurred in connection with the preparation of this Agreement, and all other documentation necessary to consummate the transactions contemplated hereby, and all reasonable fees and expenses of Investor Counsel incurred in connection with its legal due diligence investigation of the Company and its business prospects.

           7.2 Conditions of Company's Obligations. The Company's obligation to
               -----------------------------------
issue and sell the Investor Stock to Investor on the Closing Date is subject to the fulfillment prior to or at the Closing Date of the conditions precedent specified in paragraphs (f) and (o) of Section 7.1 hereof, and to the accuracy in all material respects of the representations of Investor in Section 4.2 and
Section 6 of this Agreement.

      8. Affirmative Covenants of the Company. The Company agrees that unless
         ------------------------------------
Investor otherwise agrees in writing, from the date hereof through the later of the Final Valuation Date or the effective date of registration statement with respect to the Investor Shares (the "Adjustment Period"), unless another period is expressly provided for in this Section 8, the Company (and each of its Subsidiaries unless the context otherwise requires) and, to the extent expressly provided herein, Fargo, will do the following:

           8.1 Maintain Corporate Rights and Facilities. Maintain and preserve
               ----------------------------------------
its corporate existence and all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

           8.2 Maintain Insurance. Maintain in full force and effect a policy or
               ------------------
policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated.

           8.3 Pay Taxes and Other Liabilities. Pay and discharge, before the
               -------------------------------
same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder, and (ii) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

           8.4 Records and Reports. Accurately and fairly maintain its books of
               -------------------
account in accordance with generally accepted accounting principles, as approved from time to time by a majority of the Board and its independent certified public accountants; permit Investor and its representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as Investor may request and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as Investor may request; and furnish Investor:

          (a) As soon as available, and in any event within thirty (30) days after the close of each monthly accounting period, but only during the Restricted Period, financial statements prepared on a consolidated basis (together with consolidating statements in support thereof) consisting of a balance sheet of the Company as of the end of such monthly accounting period and statements of income, shareholders' equity and cash flow for such monthly accounting period, and for the portion of the Company's fiscal year ending with the last day of such monthly accounting period, all in reasonable detail, prepared and certified by the chief executive officer or the chief financial officer of the Company as fairly presenting the financial condition as of the balance sheet date and results of operations and cash flows for the period then ended in accordance with generally accepted accounting principles consistently applied, subject to normal year end adjustments which in the aggregate shall not be material;

          (b) Promptly upon, and in any event within three (3) business days following, the learning of the occurrence of a Default or an Event of Default or a condition or event which with the giving of notice or the lapse of time, or both, would constitute a Default or an Event of Default, a certificate signed by the chief executive officer or chief financial officer of the Company describing such Default, Event of Default or condition or event and stating what steps are being taken to remedy or cure the same;

               (c) During the Restricted Period, promptly upon the receipt thereof by the Company or the Board, copies of all reports, all management letters and other detailed information submitted to the Company or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of the Company made by such accountants;

               (d) Concurrently with their delivery to the Commission, all reports, registration statements, proxy statements, and any other document, form or report submitted to, or filed with, the Commission; and

               (e) With reasonable promptness, during the Restricted Period, such other information relating to the finances, properties, business and affairs of the Company and each Subsidiary, as Investor reasonably may request from time to time.

          Notwithstanding the foregoing, the Company's obligation to provide any such information to the Investor under this Section 8.4 shall be subject to the Company's right to refuse to provide such information if, in the good faith judgment of the Company, such information has not been provided, directly or indirectly, to the general public or to any governmental agency (unless and to the extent filed on a confidential basis), and is confidential and/or competitively sensitive in nature, unless Investor executes an agreement, in form reasonably satisfactory to the Company, pursuant to which Investor agrees
(i) to keep such information strictly confidential and not to use it for any purpose not reasonably related to its interest as a stockholder of the Company, and (ii) to comply with all of its obligations under the Securities Act and the Exchange Act with respect to such information.

           8.5 Notice of Litigation and Disputes. Promptly notify Investor of
               ---------------------------------
each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or threatened against the Company which could materially and adversely affect its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects, or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted.

           8.6 Directors' Meetings; Election to Board. From and after the
               -------------------
Closing until the expiration of the Restricted Period:

               (a) Give Investor at least the notice required by Delaware law and the Company's bylaws to be given to directors (or such longer notice actually given to the Company's directors), and permit up to two (2) officers or other representatives of Investor or any Persons designated by Investor (each a "Designee" and together the "Designees") to attend as observers, all meetings of
---------                    ---------
the Board and all meetings of committees of the Board; furnish Investor and the Designees with a complete and accurate copy of the minutes and other records of all meetings and other proceedings of the Board and its committees as well as of the written consents of members of the Board by which action is taken by the Board or any committee without a meeting, and minutes and written consents relating to action taken by the shareholders of the Company; provided, that, if a meeting of the Board or any committee thereof is required to be held on shorter notice than required above, waiver of the notice contained in this Section 8.6 shall not be unreasonably withheld; and also furnish Investor and the Designees with a complete and accurate copy of the minutes of the meetings and the written consents with respect to action taken without a meeting of the board of directors and committees of each Subsidiary and of the stockholders of each Subsidiary. The Company may exclude the Designees from portions of any such meeting to the extent necessary (i) for reasons of attorney-client privilege or (ii) if the subject matter of the meeting involves discussion of competitively sensitive information.

              (b) At any time upon at Investor's notice to the Company, the Company shall use its best efforts to cause one of the Designees to be elected to the Board. In such event, Fargo shall vote all shares owned by Fargo in favor of the election of such Designee to the Board and the Company shall, upon such election, execute and deliver to such Designee an indemnification agreement in form identical to that which it has entered into with its other directors.

           8.7 Conduct of Business. Conduct its business in accordance with all
               -------------------
applicable provisions of federal, state, local and foreign law.

           8.8 Compliance with Legal Requirements. Comply promptly with all
               ----------------------------------
legal requirements that applicable law may impose upon it with respect to the transactions contemplated by this Agreement, and cooperate promptly with, and furnish information to, Investor in connection with any such requirements imposed upon the Company in connection therewith or herewith.

           8.9 Replacement of Certificates. Upon receipt of evidence reasonably
               ---------------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the Investor Stock, issue a new certificate representing such Investor Stock in lieu of such lost, stolen, destroyed, or mutilated certificate.

           8.10 Compliance with Section 7. Use commercially reasonable efforts
                -------------------------
to cause the conditions specified in Section 7.1 hereof to be met by the Closing Date.

           8.11 Securities Law Filings. Make all filings necessary to perfect in
                ----------------------
a timely fashion exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Investor Stock to Investor.

           8.12 Compliance With Amended and Restated Certificate of
                ---------------------------------------------------
Incorporation and Amended and Restated Bylaws. Perform and observe all
---------------------------------------------
requirements of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

           8.13 Use of Proceeds. Use the proceeds from the sale of the Investor
                ---------------
Stock hereunder solely for working capital purposes, including product development; provided, however, that the Company shall not use such proceeds to
             --------  -------
pay more than $250,000 in outstanding Indebtedness for Borrowed Money, except to the extent that the amounts so paid may immediately be re-borrowed. Notwithstanding anything herein to the contrary, the proceeds from the sale of the Investor Stock shall not be used to exercise the Interplay Option (defined below).

           8.14 Exclusivity. The Company will not, between the date hereof and
                -----------
the earlier to occur of (i) ninety (90) days from the Closing Date hereof and
(ii) the consummation of a Permitted Transaction or a definitive agreement with respect to a Permitted Transaction (the "Restricted Period"), directly or
                                         -----------------
indirectly, through any officer, director, employee, agent, 5% stockholder, partner or otherwise, (a) solicit or initiate, or participate in discussions or negotiations with, or encourage the submission of bids, offers or proposals by (or commence negotiations with or provide any information to), any Person with respect to an acquisition of the Company, its business or assets, or any interest therein, other than Investor, or (b) provide any non-public information concerning the Company, its business or assets, to any Person, other than Investor, except for product developers, distributors, publishers and licensees under agreements with the Company entered into in the ordinary course of business consistent with past practices, and except for the Company's lender. Notwithstanding the foregoing, the Company may entertain a written unsolicited bid or proposal from, and provide non-public information to, any party who delivers such a written bid or proposal with respect to an acquisition of the Company, its business or assets, but only if and so long as the Board determines in good faith by a majority vote (with the written concurring and concurrent advice from outside legal counsel) that failing to entertain such written bid or proposal would constitute a breach of the fiduciary duties of the Board under applicable law. The Company shall notify Investor in writing promptly upon receipt of any bids, offers or proposals received, written or oral. The Company further agrees that it will not engage any broker, financial advisor or other consultant on a basis which might provide such broker, financial advisor or consultant with an incentive to initiate or encourage proposals or offers from other parties with respect to the Company, its business or assets, or any interest therein. The Company shall not commence any proceeding to merge, consolidate, liquidate or dissolve the Company or obligate itself to do so.

           8.15 Restriction on Transfer of Fargo's Common Stock. During the
                -----------------------------------------------
Restricted Period, Fargo shall not sell, assign, pledge, mortgage or otherwise dispose of or transfer his Common Stock, or any other securities of the Company, whether now owned or hereafter acquired, or agree to do any of the foregoing, except to Investor.

           8.16 Permitted Transaction. The Company will within one week after
                ---------------------
the Closing enter into negotiations with Investor concerning, and will use commercially reasonable efforts thereafter to effect, a transaction approved by the Board (including Fargo unless he abstains, in which case such abstention shall be deemed an approval), in which Investor and the Company (or any wholly owned Subsidiary of the Company) would merge or effect another business combination involving both Investor and the Company (a "Permitted Transaction").
                                                        ---------------------
If necessary, Fargo will vote his shares of Common Stock in favor of any Permitted Transaction, and will waive any rights he has to purchase such shares of Common Stock in accordance with the Shareholders' Agreement by and among the Company, Fargo and MCA Inc. dated March 30, 1994.

           8.17 Break-Up Fee. In the event that the Permitted Transaction is not
                ------------
consummated on or prior to the Restricted Period, and the Company enters into a definitive agreement or letter of intent, or makes a public statement with respect to, or becomes subject to, any transaction or series of related transactions (including any tender offer) with any Person other than Investor and its affiliates which results in, or is intended to result in, a Change of Control (as defined herein) on or prior to September 30, 1999, then the Company shall pay to Investor in immediately available funds upon the consummation of such transaction (whether such transaction is consummated prior to or after September 30, 1999) a breakup fee in an amount equal to three percent (3%) of the Enterprise Value of all such transactions. "Enterprise Value" for any
                                                ----------------
transaction shall mean the sum of (a) all consideration received or deemed received by the Company or the selling shareholder or shareholders of the Company in connection with such transaction, including without limitation all consideration for covenants not to compete, employment agreements, and consulting agreements, plus (b) the principal amount of all Indebtedness for Borrowed Money outstanding as of the closing of such transaction. For purposes of this Agreement, a "Change in Control" shall mean a sale by the Company of all
                      -----------------
or substantially all of its assets, or a merger, consolidation, stock sale by the Company or its stockholders, or any other transaction in which the holders of the Company's outstanding Common Stock immediately prior to such transaction or series of related transactions hold less than fifty percent (50%) of the outstanding Common Stock of the Company (or the common stock of the surviving entity of parent of such surviving entity) after the consummation of such transaction or series of related transactions.

           8.18 Key Man Life Insurance. The Company shall within thirty (30)
                ----------------------
days after Closing obtain, at the Company's expense, a $2,000,000 life insurance policy on the life of Fargo, for the benefit of Investor, and thereafter so long as Investor holds any Investor Stock, the Company shall pay from general corporate funds all trustee fees and remaining insurance premiums.

           8.19 HSR Filing. From the date hereof through the end of the Option
                ----------
Period (as defined in the Universal Agreement), to the extent that Investor is required in connection with the transactions contemplated hereby, or the transactions contemplated by the Universal Agreement, to file a notification and report form in compliance with the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder (collectively, the "HSR Act"), the Company shall agree to fully cooperate with
                    -------
Investor to enable Investor to promptly make such filing and to respond to any requests for additional information in connection therewith.

      9. Negative Covenants of the Company. The Company agrees that unless
         ---------------------------------
Investor otherwise agrees in writing, during the Adjustment Period the Company (and each of its Subsidiaries unless the context otherwise requires) will not do any of the following:

           9.1 Senior Securities. Issue, assume or suffer to exist (a) any
               -----------------
security that is senior to the Investor Stock, or (b) any Indebtedness for Borrowed Money that is an Equity Security or is issued with an Equity Security.

           9.2 Changes in Type of Business. Make any substantial change in the
               ---------------------------
character of its business.

           9.3 Loans; Guarantees. Make any loan or advance to any Person,
               -----------------
including, without limitation any employee or director of the Company or any Subsidiary, except advances for travel and entertainment expenses and similar expenditures in the ordinary course of business or under the terms of an employee stock option plan or stock purchase agreement approved by the Board, and except for de minimis loans to employees consistent with past practice; or
               ----------
guarantee, directly or indirectly, any Indebtedness for Borrowed Money except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business.

           9.4 Restrictive Agreements. Enter into or become a party to any
               ----------------------
agreement or instrument which by its terms would violate or be in conflict with, or restrict the Company's performance of, its obligations under this Agreement.

      10. Affirmative Covenants of Investor. Investor agrees that, unless the
          ---------------------------------
Company otherwise agrees in writing, during the Restricted Period Investor will do the following:

           10.1 Permitted Transaction. Investor will within one week after the
                ---------------------
Closing enter into negotiations with the Company concerning, and will use commercially reasonable efforts thereafter to effect, a Permitted Transaction.

           10.2 Compliance with Legal Requirements. Comply promptly with all
                ----------------------------------
legal requirements that applicable law may impose upon it with respect to the transactions contemplated by this Agreement, and cooperate promptly with, and furnish information to, the Company in connection with any such requirements imposed upon Investor in connection therewith or herewith.

           10.3 Interplay Option. In the event that Investor exercises the
                ----------------
Universal Option, but Investor and the Company do not consummate a Permitted Transaction within the 180 days from the date hereof (the "Option Period"), then
                                                           -------------
the Company shall have the right and option (the "Company Option") to purchase
                                                  --------------
up to fifty percent (50%) of the Option Stock from Investor at a price per share equal to the price per share paid by Investor pursuant to the Universal Agreement (the "Company Option Price"). The Company Option shall be exercisable
                --------------------
by the Company providing written notice to Investor within fifteen (15) days following the earlier to occur of (i) the end of the Option Period, or (ii) if Investor shall have then exercised the Universal Option, notice by Investor to the Company that Investor intends to dispose of the Option Stock. Upon the exercise of the Company Option, the Company shall become obligated to purchase from Investor, and Investor shall become obligated to sell to the Company, the number of shares of the Option Stock set forth in the Company's notice for cash equal to the Company Option Price. Notwithstanding anything herein to the contrary, the Company Option is personal to the Company and may not be assigned or transferred or encumbered by the Company to any other Person. Investor agrees not to sell more than fifty percent (50%) of the Option Stock without first complying with this Section and, in furtherance thereof, consents to the placement of a stop transfer order on the Stock transfer books of the Company with respect to the Option Stock.

      11.  Registration of Registrable Stock.
           ---------------------------------

           11.1 Required Registration. On June 21, 1999, the Company shall
                ---------------------
prepare and file a registration statement under the Securities Act, on a form selected by the Company, covering all Investor Stock (including the Initial Shares and the maximum number of Final Additional Shares) and all Option Stock (together with the Investor Stock, the "Registrable Stock") and shall use its
                                        -----------------
best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earlier to occur of the date (a) the Registrable Stock covered thereby has been sold, or (b) by which all Registrable Stock covered thereby may be sold under Rule 144(k). Notwithstanding the foregoing, if (i) prior to June 21, 1999, the Company shall become ineligible to use Form S-3 or (ii) prior to such date the Company enters into an agreement to cause a sale or other disposition of all or substantially all of the assets or outstanding Common Stock of the Company and the Investor would be materially prejudiced in such transaction by holding unregistered Common Stock, then in either of such cases the Company shall promptly prepare and file such registration statement on Form S-1. Without limiting the generality of clause (ii) in the preceding sentence, the parties agree that Investor would be materially prejudiced in such transaction in the event that it is unable to dispose of the shares of Registrable Stock immediately upon the consummation of such transaction.

           11.2 Registration Procedures. When the Company effects the
                -----------------------
registration of the Registrable Stock under the Securities Act pursuant to
Section 11.1 hereof, the Company will, at its expense, as expeditiously as possible:

               (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period; the plan of distribution set forth in such registration statement or in any amendment or supplement shall be subject to the approval of Investor;

               (b) Furnish to Investor such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Investor may reasonably request in order to facilitate the public offering of such securities;

               (c) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Investor may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

               (d) Notify Investor, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (e) Notify Investor promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (f) Prepare and file with the Commission, promptly upon the request of Investor, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Investor, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by Investor;

               (g) Prepare and promptly file with the Commission, and promptly notify Investor of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary (i) to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) to revise or amend the plan of distribution of the Registrable Stock, as requested by Investor;

               (h) In case Investor is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations; and

               (i) Advise Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

           11.3 Expenses. With respect to any registration effected pursuant to
                --------
Section 11.1 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that Investor shall bear its pro rata share of any underwriting discounts or commissions. The fees, costs and expenses of registration to be borne as provided in this Section 11.3 shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the Investor (not to exceed $15,000), and the premiums and other costs of policies of insurance against liability of directors and officers arising out of such public offering.

           11.4  Indemnification
                 ---------------

               (a) The Company will indemnify and hold harmless Investor and any underwriter (as defined in the Securities Act) for Investor, and any Person who controls Investor or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner or affiliate of Investor, from and against, and will reimburse Investor and each such underwriter, controlling person, officer, director, employee, agent, partner and affiliate with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which Investor or any such underwriter or controlling Person or any such officer, director, employee, agent, partner or affiliate may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity in all material respects with information furnished to the Company by Investor, such underwriter or such controlling person or such officer, director, employee, agent, partner or affiliate in writing specifically for use in the preparation thereof.

               (b) Investor will indemnify and hold harmless the Company, and any Person who controls the Company within the meaning of the Securities Act, from and against, and will reimburse the Company and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity in all material respects with written information furnished by Investor to the Company in writing specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of Investor pursuant to this subsection (b) shall be limited to an amount equal to the per share sale price (less any brokerage or underwriting discount and commissions) multiplied by the number of shares of Registrable Stock sold by Investor pursuant to the registration statement which gives rise to such obligation to indemnify (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such losses, damages, liabilities, costs or expenses or any substantially similar losses, damages, liabilities, costs or expenses arising from the sale of such Registrable Stock).

               (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 11.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 11.4 and shall not relieve the indemnifying party from liability under this Section 11.4 except to the extent that such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in subsection (a) or (b) of this Section 11.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount Investor shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share sale price (less any brokerage or underwriting discount and commissions) multiplied by the number of shares of Registrable Stock sold by Investor pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Stock). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

           11.5 Reporting Requirements Under the Exchange Act. The Company shall
                ---------------------------------------------
timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 11.5 are (a) to enable Investor to comply with the current public information requirement contained in paragraph (c) of Rule 144 should Investor ever wish to dispose of any of the Registrable Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3.

           11.6 Investor Information. The Company may require Investor to
                --------------------
furnish the Company such information with respect to Investor and the distribution of the Registrable Stock as the Company may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

           11.7 Transferability of Registration Rights. Notwithstanding anything
                --------------------------------------
to the contrary in this Section 11, the rights of the Investor under this
Section 11 shall automatically transfer to any transferee of at least ten percent (10%) of the Registrable Stock in accordance with Section 15.5 hereof. It is understood and agreed that the registration of the Option Stock in accordance with this Section 11 shall not be deemed to inure to the benefit of Universal.

      12.  Enforcement
           -----------

           12.1 Survival of Representations and Warranties. The
                ------------------------------------------
representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or at the Closing shall survive any examination by or on behalf of any party hereto and shall survive the Closing and the consummation of the transactions contemplated hereby.

           12.2  Indemnification
                 ---------------

               (a) Subject to Section 12.2(e), the Company hereby covenants and agrees to defend, indemnify and save and hold harmless Investor, together with its officers, directors, shareholders, employees, attorneys and representatives and each Person who controls Investor within the meaning of the Securities Act, from and against any loss, cost, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding (each, an "Action") and all costs of
                                             ------
investigation) (collectively, the "Damages") arising out of or resulting from
                                   -------
(i) any Default, or any inaccuracy in or breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by the Company or Fargo in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by the Company.

               (b) In the event that any indemnified party is made a defendant in or party to any action, suit, proceeding or claim, judicial or administrative, instituted by any third party for Damages or other relief (any such third party action, suit, proceeding or claim being referred to as a "Claim"), the indemnified party (referred to in this clause (b) as the
 -----
"notifying party") shall give notice thereof (a "Notice of Claim") as soon as
----------------                                 ---------------
practicable and in any event within thirty (30) days after the notifying party receives notice thereof. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such Claim, and then only to the extent of such loss. Notice of the intention so to contest and defend shall be given by the indemnifying party to the notifying party within twenty (20) business days after the notifying party's notice of such Claim (but, in all events, at least ten
(10) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the indemnifying party and approved by the indemnified party (which approval will not be unreasonably withheld). The indemnifying party shall have the sole right to control the contest and defense of such Claim. The notifying party shall be entitled, at its own cost and expense (which expense shall not constitute Damages unless the notifying party reasonably determines that the indemnifying party because of a conflict of interest, may not adequately represent, the interests of the indemnified parties, and has provided the indemnifying party with notice of such determination, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. The notifying party will cooperate with the indemnifying party in the conduct of such defense. Neither the notifying party nor the indemnifying party may concede, settle or compromise any Claim without the consent of the other party, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party; provided, however, that if the indemnified party shall fail to consent to the settlement of any Claim where (i) such settlement includes an unconditional release of all claims against the indemnified party and requires no payment on the part of the indemnified party to the claimant or any other party, (ii) such settlement does not require any action on the part of the indemnified party and does not impose terms restricting or adversely affecting the indemnified party's activity, and (iii) the claimant has affirmatively indicated that it will accept such settlement, then the indemnifying party shall no liability with respect to any payment to be made in respect of such claim in excess of the proposed settlement amount.

               (c) In the event any indemnified party shall have a claim against any indemnifying party that does not involve a Claim, the indemnified party shall deliver a notice of such claim with reasonable promptness to the indemnifying party. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such claim, and then only to the extent of such loss. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such notice or fails to notify the indemnified party within thirty (30) days after delivery of such notice by the indemnified party whether the indemnifying party disputes the claim described in such notice, the Damages in the amount specified in the indemnified party's notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such Damages to the indemnified party on demand.

               (d) Any claim for indemnity under this Section 12.2 shall be delivered in writing to the indemnifying party and set forth with reasonable specificity as to the amount claimed and the underlying facts supporting such claim. The indemnifying party shall have thirty (30) days to accept or dispute such claim by written notice to the indemnified party (a "Contest Notice");
                                                          --------------
provided, however, that if, at the time a Notice of Claim is submitted to the indemnifying party the amount of the Claim in respect thereof has not yet been determined, such thirty (30) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the
                   -------------------
indemnified party to the indemnifying party setting forth the amount of the Claim incurred by the indemnified party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Claim asserted, the amount, if any, which the indemnifying party believes is due the indemnified party. If no such Contest Notice is given with such 30-day period, the obligation of the indemnifying party to pay to the indemnified party the amount of the Claim set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the indemnifying party. If, on the other hand, the indemnifying party contests a Notice of Claim or Notice of Liability (as the case may be) within such 30-day period, the indemnified party and the indemnifying party shall thereafter attempt in good faith to resolve their dispute by agreement. If the parties are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Los Angeles, California, as provided in Section 15.13 below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Claim that is the subject of an indemnification claim (whether such determination is the result of the indemnifying party's acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash by the indemnifying party to the indemnified parties who have been determined to be entitled thereto within fifteen (15) days of such final determination of the amount of the Claim due by the indemnifying party. Any amount that becomes due hereunder and is not paid when due shall bear interest at the maximum legal rate per annum from the date due until paid.

               (e) Anything to the contrary notwithstanding, (i) the Investor shall not be indemnified and held harmless in respect of any Damages unless and until the aggregate amount of such Damages exceeds $100,000, in which event the Investor shall be indemnified and held harmless in respect of all Damages without regard to the foregoing $100,000 limit, and (ii) the liability of the Company to the Investor shall be limited to an amount equal to the Purchase Payment.

               (f) Investor hereby covenants and agrees to defend, indemnify and save and hold harmless the Company, together with officers, directors, shareholders, employees, attorneys and representatives and each Person who controls the Company within the meaning of the Securities Act from and against any Damages arising out of or resulting from (i) any inaccuracy in breach of, or failure to perform or observe, any representation, warranty, covenant or agreement made by Investor in this Agreement or in any writing or other agreement delivered pursuant hereto, or (ii) any claims of third parties claiming compensation, commissions or expenses for services as a broker or finder based upon obligations incurred by Investor.

               (g) Except as provided in Section 12.3, the provisions of this
Section 12.2 shall be the exclusive remedy or exclusive means to obtain relief, as the case may be, of any party in the event of any breach of any representation, warranty, covenant or agreement contained herein (or in any certificate or other document delivered pursuant hereto) by another party, or with respect to any Action or Claim; provided, however, that this subsection (g)
                                     --------  -------
shall not limit any statutory claim, or any claim in tort, which any party may have against the other party.

           12.3 Injunctive Relief. (a) Any party may bring a claim seeking
                -----------------
specific performance by way of injunctive relief before a court of competent jurisdiction to enforce the provisions of this Agreement, (b) any party seeking to enforce a claim for indemnification may bring any claim of indemnification which is not resolved within the thirty day period provided in Section 12.2(b) before a court of competent jurisdiction, and (c) in the event of any breach by either party of Section 15.9, the other party may seek injunctive relief from a court of competent jurisdiction to restrain any such breach.

           12.4 No Implied Waiver. Except as expressly provided in this
                ----------------
Agreement, no course of dealing between the Company and Investor and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

      13.  Rights of First Refusal.
           -----------------------

           13.1 Subsequent Offerings. Investor shall have the right of first
                --------------------
refusal to purchase all (or any part of all) Equity Securities that the Company may, from time to time, propose to sell and issue during the Restricted Period, other than the Equity Securities excluded by Section 13.4 hereof.

           13.2 Exercise of Rights. If and each time the Company proposes to
                ------------------
issue any Equity Securities, it shall give Investor written notice of its intention, describing the Equity Securities, the price, and the general terms and conditions upon which the Company proposes to issue the same. Investor shall have ten (10) days from the giving of such notice to agree to purchase Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company.

           13.3 Issuance of Equity Securities to Other Persons. If Investor
                ----------------------------------------------
fails to exercise in full the rights of first refusal within such ten (10) day period by giving the agreement referred to in Section 13.2, the Company shall have ninety (90) days thereafter to complete the sale of the Equity Securities in respect of which Investor's rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 13.2 hereof. If the Company has not sold all of such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any of such Equity Securities, without first offering such securities to Investor in the manner provided above.

           13.4 Excluded Securities. The rights of first refusal established by
                -------------------
this Section 13 shall have no application to (a) any shares of Common Stock issued in accordance with the stock option plans and warrants currently reserved for issuance to employees, directors and advisors, as described in Sections 5.3 and 5.6, and Schedule 5.6, (b) shares of Common Stock issued as consideration to
             ------------
third parties for product development services or publishing or distribution rights, not to exceed 500,000 shares, (c) shares of Common Stock issued in connection with any stock split, stock dividend or reverse stock split, and (d) shares of Common Stock issued in connection with acquisitions of other entities by way of merger, share exchange, sale of assets or otherwise.

      14. Definitions. Unless the context otherwise requires, the terms defined
          -----------
in this Section 14 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 14 and those accounting terms used in this Agreement not defined in this Section 14 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms defined in this Section 14 and those accounting terms appearing in this Agreement but not defined in this
Section 14 shall be determined on a consolidated basis for the Company and its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and its Subsidiaries.

           "Action" shall have the meaning assigned to it in Section 12.2(a).
            ------

           "Affiliate" shall mean any Person which directly or indirectly
           ---------
controls, is controlled by, or is under common control with, the indicated
Person.

           "Agreement" shall mean this Agreement.
            ---------

           "Balance Sheet" and "Balance Sheet Date" shall have the meanings
            -------------       ------------------
assigned to these terms in Section 5.12 hereof.

           "Board" shall mean the Board of Directors of the Company.
            -----

           "Claim" shall have the meaning assigned to it in Section 12.2(b).
            -----

           "Closing" and "Closing Date" shall have the meanings assigned to
            -------       ------------
these terms in Section 3.1.

           "Common Stock" shall have the meaning assigned to it in Section 1
            ------------
hereof.

           "Commission" shall mean the Securities and Exchange Commission.
            ----------

           "Damages" shall have the meaning assigned to it in Section 12.2(a).
            -------

           "Default" shall mean a default or failure in the due observance or
            -------
performance of any covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed under the terms of this Agreement, if such default or failure in performance shall remain unremedied for ten (10) days.

           "Designated Key Employees" shall have the meaning assigned to it in
            ------------------------
Section 5.15.

           "Designee" shall have the meaning assigned to it in Section 7.6(a).
            --------

           "Developing Software" shall have the meaning assigned to it in
            -------------------
Section 5.27(b).

           "Equity Security" shall mean any stock or similar security of the
            ---------------
Company or any security (whether stock or Indebtedness for Borrowed Money) convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

           "Event of Default" shall mean (a) the failure of either the Company
            ----------------
or any Subsidiary to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within ten (10) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of either the Company or any Subsidiary to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as
            ------------
amended.

           "Existing Rights Agreement" shall have the meaning assigned to it in
            -------------------------
Section 7.1(p).

           "Form 10-Q" shall have the meaning assigned to it in Section 5.12.
            ---------

           "Form S-1" shall have the meaning assigned to it in Section 5.12.
            --------

           "Indebtedness" shall mean any obligation of the Company or any
            ------------
Subsidiary which under generally accepted accounting principles is required to be shown on the balance sheet of the Company or such Subsidiary as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Indebtedness even though such obligation is not assumed by the Company or Subsidiary.

           "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in
            -------------------------------
respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company or any Subsidiary, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or any Subsidiary or for which the Company or any Subsidiary is otherwise contingently liable.

           "Investor Counsel" shall have the meaning assigned to it in Section
            ----------------
7.1(g)(3).

           "Investor Stock" shall have the meaning assigned to it in Section 1.
            --------------

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

          "Material Adverse Effect" on a Person means a material adverse effect,
           -----------------------
or any condition, situation or set of circumstances that could reasonably be expected to have an adverse effect, on such Person and its Subsidiaries, taken as a whole.

           "Operational Software" shall have the meaning assigned to it in
            --------------------
Section 5.27(a).

           "Permitted Liens" shall mean (a) Liens for taxes and assessments or
            ---------------
governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

           "Permitted Transaction" shall have the meaning assigned to it in
            ---------------------
Section 8.16.

           "Person" shall include any natural person, corporation, trust,
            ------
association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

           "Purchase Payment" shall have the meaning assigned to it in Section
            ----------------
2.

           "Restricted Period" shall have the meaning assigned to it in Section
            -----------------
8.14.

           "Securities Act" shall mean the Securities Act of 1933, as amended.
            --------------

           "Subsidiary" shall mean any corporation, association or other
            ----------
 business entity at least fifty percent (50%) of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both, where "voting stock" means any shares of stock having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of any contingency).

           "Universal" shall have the meaning assigned to it in Section 7.1(j).
            ---------

           "Universal Agreement" shall have the meaning assigned to it in
            -------------------
Section 7.1(j).

           "Web Site" shall have the meaning assigned to it in Section 5.28(a).
            --------

      15.  Miscellaneous
           -------------

           15.1 Waivers and Amendments. With the written consent of Investor,
                ----------------------
the obligations of the Company and the rights of Investor under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of Investor and the Company. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, as provided in this Section
15.1. Specifically, but without limiting the generality of the foregoing, the failure of Investor at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

           15.2 Rights of Investor. Investor shall have the absolute right to
                ------------------
exercise or refrain from exercising any right or rights which Investor may have by reason of this Agreement or any Investor Stock, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and Investor shall not incur any liability to any other shareholder of the Company with respect to exercising or refraining from exercising any such right or rights.

           15.3 Notices. All notices, requests, consents and other
                -------
communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

           if to the Company to:

                  Interplay Entertainment Corp.
                  16815 Von Karman Avenue

                  Irvine, California  92606
                  Attention: Mr. Brian Fargo, Chairman and
                          Chief Executive Officer
                  Telecopier: (949) 252-0667

           with a copy to:

                  K.C. Schaaf, Esq.
                  Stradling Yocca Carlson & Rauth, a professional corporation 660 Newport Center Drive, Suite 1600
                  Newport Beach, California  92660
                  Telecopier: (949) 725-4100

           if to Investor to:

                  Titus Interactive SA
                  c/o Titus Software Corporation
                  20432 Corisco Street
                  Chatsworth, California  91311
                  Attention: Mr. Herve Caen, Chairman and
                             Chief Executive Officer
                  Telecopier: (818) 709-6537

           with a copy to:

                  Robert A. Miller, Jr., Esq.
                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street - 23rd Floor
                  Los Angeles, California 90071
                  Telecopier: (213) 627-0705
           if to Fargo to:

                  Mr. Brian Fargo
                  c/o Interplay Entertainment Corp.
                  16815 Von Karman Avenue
                  Irvine, California  92606
                  Telecopier:  (949) 252-0667

or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

           15.4 Severability. Should any one or more of the provisions of this
                ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

           15.5 Assignment; Parties in Interest. Neither this Agreement nor any
                -------------------------------
interest herein may be assigned by either party hereto without the written consent of the other parties hereto, except that Investor may assign all of its rights hereunder to any Subsidiary of Investor. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

           15.6 Headings. The headings of the Sections and paragraphs of this
                --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

           15.7 Choice of Law. The internal substantive laws, and not the laws
                -------------
of conflicts, of the State of California shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

           15.8 Expenses. The Company agrees, whether or not the transactions
                --------
contemplated hereby are consummated, to pay (a) $50,000 of the fees and expenses of the Investor Counsel arising in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby, some or all of which Investor, in its discretion, may deduct from the Purchase Payment, (b) the fees and expenses incurred in connection with any requested waiver of the right of Investor or the consent of Investor to contemplated acts of the Company not otherwise permissible by the terms of this Agreement, (c) stamp and other taxes, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Investor Stock, and (d) all costs of the Company's performance of and compliance with this Agreement.

           15.9  Publicity. Without the prior consent of the other parties, no
                 ---------
party shall, and each party shall cause its directors, officers, employees, representatives and agents not to, make any public statement or press release with respect to the transactions contemplated by this Agreement or otherwise disclose to any Person the existence, terms, content or effect of this Agreement; provided, however, that if a disclosure is required by law, the party
           --------
required to make such disclosure shall be permitted to make such disclosure but shall use best efforts to consult with the other parties hereto before making the required disclosure.

           15.10 Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

           15.11 Entire Agreement. This Agreement, and the Exhibits, Schedules,
                 ----------------
certificates, and documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior understandings with respect to the subject matter hereof, and no representation or warranty not included herein has been relied upon by any party hereto.

           15.12 Attorneys' Fees. In the event of any dispute, controversy, or
                 ---------------
proceeding between the parties concerning this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to receive from the non-prevailing party its costs and expenses, including attorneys' fees.

           15.13 Arbitration. Except for actions to obtain injunctions or other
                 -----------
equitable remedies, all disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Los Angeles, California, unless the parties otherwise agree
          ---
in writing. The parties shall, in connection with such arbitration, in addition to any discovery permitted under AAA rules, be permitted to conduct discovery in accordance with Section 1283.05 of the California Code of Civil Procedure, the provisions of which are incorporated herein by this reference. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an
            --------
arbitrator within seven (7) days, such
arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and may be entered in any court of competent jurisdiction.

           15.14  Partial and Conditional Termination of Shareholders'
                  ----------------------------------------------------
Agreement. In the event the Investor exercises the Universal Option, the
---------
Investor, the Company and Fargo agree that the provisions of Article II of the Shareholders' Agreement shall terminate and be of no further force or effect.

                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]



          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.



                            INTERPLAY ENTERTAINMENT CORP., a
                            Delaware corporation


                            By:  /s/ Brian Fargo
                                 An Authorized Officer


                            TITUS INTERACTIVE SA, a French
                            corporation


                            By:  /s/ Herve Caen
                                 An Authorized Officer



                            /s/ Brian Fargo
                            Brian Fargo

                                   EXHIBIT A
                                   ---------



                  OPINION OF STRADLING YOCCA CARLSON & RAUTH
                  ------------------------------------------

                 [LETTERHEAD OF STRADLING YOCCA CALSON & RAUTH]



                             March 18, 1999

Titus Interactive SA
c/o Titus Software Corporation
20432 Corisco Street
Chatsworth, California 91311


Ladies and Gentlemen:


     We have acted as counsel to Interplay Entertainment Corp., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of that certain Stock Purchase Agreement dated as of March 18, 1999 (the "Agreement") among the Company, Brian Fargo and Titus Interactive SA (the "Investor"). This opinion is being delivered pursuant to Section 7.1(e) of the Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

     In connection with the preparation of this opinion, we have examined the Agreement and such other documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that, except for the Agreement and the documents required or contemplated thereby, there are no other documents or agreements between the Company and the Investor which would expand or otherwise modify the respective rights and obligations of the Company and the Investor as set forth in the Agreement and the documents required or contemplated thereby.

     We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

     As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Agreement and the other documents and certificates delivered in connection

Titus Interactive SA
March 18, 1999
Page Two

therewith, certificates of officers of the Company and certificates and advices of public officials and we have made no independent investigation of such matters.

     Whenever a statement herein is qualified by "known to us," "to our current actual knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

     Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Agreement and perform its obligations thereunder, including without limitation the sale and issuance of the Investor Stock.

     2. Except as disclosed in the schedules to the Agreement, the Company is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a material adverse effect on the Company.

     3. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

     4. The Agreement is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     5. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value (the "Common Stock") and 5,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), of which 18,308,861 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. All presently outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and

Titus Interactive SA
March 18, 1999
Page Three


nonassessable. Except as disclosed in or contemplated by the Agreement or the exhibits and schedules delivered in connection therewith, there are, to our current actual knowledge, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which the Company is or may be obligated to issue shares of its capital stock, and (b) no preemptive or similar rights to subscribe for or to purchase capital stock of the Company.

     6. The shares of Investor Stock to be issued to the Investor pursuant to the Agreement have been duly authorized and, when issued and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

     7. Based in part upon the representations of the Investor contained in the Agreement, the offer, sale, issuance and delivery of the Investor Stock under the circumstances contemplated by the Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the qualification requirements of the California Corporate Securities Law of 1968, as amended.

     8. Except as disclosed in the schedules to the Agreement, the execution and delivery of the Agreement and the performance by the Company of its terms
(a) will not breach or result in a violation of the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which the Company is a party or is subject, (b) is neither prohibited by, nor subjects the Company to, a fine, penalty or similar sanction under, nor will result in the creation of any lien, charge or encumbrance upon any of the assets of the Company pursuant to, any statute or regulation of the type which are typically applicable to transactions similar to those transactions contemplated by the Agreement, (c) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company pursuant to, any contract, undertaking, indenture or other agreement or instrument identified in Schedule 5.14 to the Agreement or filed as an exhibit to any of the Company's filings under the Securities Act or the Securities Exchange Act of 1934, as amended.

     9. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Agreement, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

     10. Except as disclosed in the Agreement or the exhibits and schedules delivered in connection therewith, there is, to our current actual knowledge, no action, suit or proceeding pending against the Company or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal (a) which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Agreement or any of the transactions contemplated thereby, or (b) which, if

Titus Interactive SA
March 18, 1999
Page Four


adversely determined, could have a material adverse effect on the Company or its business or properties.

     11. The provisions of Section 203 of the Delaware General Corporation Law will not apply to either (a) the purchase of the Option Stock by the Investor pursuant to the exercise of the Universal Option or (b) the consummation of any Permitted Transaction.

     The foregoing opinions are subject to the following:

     A. We expressly do not comment upon or render any opinion with respect to any documents referenced in the Agreement.

     B.   We express no opinion with respect to the enforceability of Section
11.4 of the Agreement regarding indemnification.

     C. The effect of California Civil Code Section 1671 which provides in part that a contractual provision liquidating the damages for breach of contract in a commercial transaction will be invalid if it is established that the provision was "unreasonable" under the circumstances existing at the time the contract was made.

     D. The effect of Section 1698 of the California Civil Code which provides in part that provisions of any instrument or agreement may only be waived in writing will not be enforced to the extent that an oral agreement has been executed modifying provisions of such instrument or agreement.

     E. We express no opinion regarding the enforceability of the choice of law provisions of Section 15.7 of the Agreement.

     F. Our opinion in paragraph 5 is made in reliance upon representations of the Company, and we have made no independent investigation as to the accuracy thereof.

     G. Limitations imposed by Chapter 5 of the California Corporations Code and the Delaware General Corporation Law relating to the repurchase by a corporation of its capital stock or the making of distributions with respect thereto.

     We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware and federal law.

Titus Interactive SA
March 18, 1999
Page Five


     The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.


                              Very truly yours,

                              STRADLING YOCCA CARLSON & RAUTH

                                   EXHIBIT B
                                   ---------

                               UNIVERSAL OPTION
                               ----------------

                              TITUS INTERACTIVE SA

                         c/o Titus Software Corporation
                              20432 Corisco Street
                         Chatsworth, California 91311



                              March 18, 1999



Universal Studios, Inc.
100 Universal City Plaza
Universal City, California 91608

Interplay Entertainment Corp.
16815 Von Karman Avenue
Irvine, California 92606

Ladies and Gentlemen:


          This letter agreement (this "Agreement") sets forth the terms of a
                                       ---------
prospective transaction (the "Option Transaction") between Universal Studios,
                              ------------------
Inc. ("Universal") and the undersigned ("Titus") with respect to the purchase by
       ---------                         -----
Titus or its nominee from Universal of all of the common stock, par value $.001 per share (the "Common Stock") of Interplay Entertainment Corp. ("Interplay")
                ------------                                      ---------
held by Universal, comprised of 4,658,216 shares of Common Stock (the "Option
                                                                       ------
Stock").  Titus has entered into a Stock Purchase Agreement with Interplay dated
-----
March 18, 1999 (the "Stock Purchase Agreement"), whereby Titus has agreed to
                     ------------------------
purchase up to 5,000,000 shares of Common Stock (the "New Shares") from
                                                      ----------
Interplay. As a condition to the closing of the transactions contemplated by the Stock Purchase Agreement (the "Interplay Closing"), Titus requires that
                                   -----------------
Universal and Interplay countersign this Agreement where indicated below evidencing the mutual agreement of Universal and Titus regarding the Option Transaction, and certain waivers by Interplay.

          1.  Grant of Option.
              ---------------

              (a) Upon the Interplay Closing and for a period of one hundred eighty (180) days after the Interplay Closing (the "Option Period"), Titus shall
                                                    -------------
have the unconditional right and option (the "Option") to purchase all of the
                                              ------
Option Stock.  The

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 2


exercise price per share of the Option Stock (the "Option Price")
                                                   ------------
shall be equal to the higher of (i) the average of the closing price of the Common Stock as reported on the NASDAQ-NMS for the ten (10) trading days preceding the date of the first public announcement of the Interplay Closing or
(ii) if during the Option Period, Titus or an affiliate of Titus initiates a tender offer for the Common Stock or otherwise executes an agreement for the merger, consolidation or acquisition of all or substantially all of the issued and outstanding shares of Common Stock, or all or substantially all of the assets of Interplay ("Merger Agreement"), the price paid to the Company's public
                      ----------------
shareholders pursuant to such tender offer or Merger Agreement. If the Option Closing takes place at the price set forth in clause (i) above and a tender offer or Merger Agreement is subsequently made or executed during the Option Period, the difference between the price paid pursuant to clause (i) above and the price paid pursuant to the tender offer or Merger Agreement, if higher, shall be promptly paid by Titus to Universal.

              (b) In consideration of Universal's grant of the Option, Titus hereby agrees to pay Universal $500,000 (the "Option Payment"), payable the date
                                              --------------
of the Interplay Closing, by wire transfer to an account specified by Universal. The Option Payment shall be credited against the Option Price in the event Titus exercises the Option. In the event Titus does not exercise the Option, the Option Payment shall be retained by Universal.

          2.  Exercise of Option.
              ------------------

              (a) Option Closing.  The Option shall be exercisable at any time
                  --------------
during the Option Period. The Option shall be exercised by Titus' giving written notice (the "Option Exercise Notice") signed by an officer of Titus to
                     ----------------------
Universal. Upon delivery of the Option Exercise Notice, upon the terms and subject to the conditions contained herein (including without limitation Section 4 hereof), Titus shall become obligated to purchase from Universal, and Universal shall become obligated to sell to Titus, the Option Stock for cash at the Option Price at the Option Closing. The Option Price (net of the Option Payment) shall be paid by wire transfer to an account specified in writing by Universal, at a closing (the "Option Closing") on the date (the "Option Closing
                              --------------                     --------------
Date") specified in the Option Exercise Notice (which date shall be within the
----
Option Period and no later than five (5) days after the date of the Option Exercise Notice), or

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 3

such later date as may be required to comply with the HSR Act (as defined below), but in no event shall the Option Closing occur after December 31, 1999. In the event that the Option has been exercised, but the Option Closing has not occurred on or before the Option Period because the condition set forth in
Section 2(c) hereof has not been satisfied then, upon the expiration of the Option Period, Titus shall deposit with an escrow agent the Option Price (net of the Option Payment) to be held in an escrow account until the earlier of (i) the satisfaction of the condition set forth in Section 2(c) hereof and (ii) December 31, 1999, pursuant to written escrow instructions mutually agreed upon by Titus and Universal.

              (b) Limited Waiver of Section 2.4.  Universal hereby agrees that,
                  -----------------------------
notwithstanding the other provisions of Section 2.4 of the Shareholders' Agreement (defined below), upon its receipt of the Option Exercise Notice, it shall be obligated to sell to Titus the Option Stock at any time after Titus' exercise of the Option. Interplay and Universal hereby waive any notice provisions in the Shareholders' Agreement which would otherwise preclude the immediate exercise by Titus of the Option at any time during the Option Period.

              (c) Hart-Scott-Rodino Compliance. As a condition to the exercise
                  ----------------------------
of the Option, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have
                                                     -------
expired or been terminated. To the extent either Universal or Titus is required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder, each party agrees to fully cooperate with such other party to enable such other party to promptly make such filing and to respond to any requests for additional information in connection therewith.

              (d) Additional Consideration.  In the event that, on or before
                  ------------------------
December 31, 1999, Titus sells all of the New Shares it acquires at the Interplay Closing and all the Option Stock it then holds (collectively, the

"Block") in a single transaction or series of related transactions to a
 -----
purchaser (or purchasers who are affiliated with one another) who is unaffiliated with Titus (a "Block Sale"), whether or not in connection with a
                            ----------
sale of Interplay, then, within five business days of the closing of such transaction,

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 4


Titus will remit to Universal, for each share of Option Stock included in the Block, as additional purchase price for the Option Stock, an amount equal to twenty-five percent (25%) of the excess, if any, of the price per share received by Titus in the Block Sale over the Option Price. Such additional payment to Universal shall only be due, if at all, for a Block Sale, and shall not apply to any other disposition of the Option Stock, including ordinary public sales or private re-sales to multiple unaffiliated purchasers.

          3.  Restrictions on Transfer During Option Period.  During the Option
              ---------------------------------------------
Period, Universal covenants and agrees that it shall not sell, assign, pledge, mortgage or otherwise dispose of or transfer any shares of the Option Stock, or any other securities of Interplay, whether now owned or hereafter acquired, or agree to do any of the foregoing, except to Titus.

          4.  Concurrent Transactions.  Prior to the execution of this
              -----------------------
Agreement:

              (a) The Board of Directors of Interplay shall have approved this Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby.

              (b) Brian Fargo shall have waived in writing his right of first refusal and other rights under Section 2.4 of the Shareholders Agreement with respect to this Agreement, and the transactions contemplated hereby.

          5.  Representations and Warranties of Universal.  Universal represents
              -------------------------------------------
and warrants to, and covenants and agrees with, Titus as follows:

              (a) Universal has all requisite power and authority to execute, deliver and perform this Agreement, and all corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Option Closing.

              (b) This Agreement constitutes the legal, valid and binding obligation of Universal and is enforceable against Universal in accordance with its terms,

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 5

except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

              (c) Universal has good and marketable title to all of the Option Stock, free and clear of any lien or restriction on transfer (except for the Option), and upon the payment by Titus to Universal of the Option Price as contemplated hereby, Titus will acquire good and marketable title to the Option Stock, free and clear of all liens and encumbrances.

              (d) Universal has been advised that, to the extent the Option is exercised by Titus, Titus has granted to Interplay an option to acquire from Titus up to one-half (1/2) of the Option Stock for a price per share equal to the Option Price.

              (e) Universal acknowledges and agrees that upon the consummation of the Option Closing, all of its rights under the Shareholders' Agreement shall be terminated except as provided in Section 6.2 of the Shareholders' Agreement with respect to indemnification by Interplay of directors and officers of Interplay.

          6.  Representations and Warranties of Titus.  Titus represents and
              ---------------------------------------
warrants to, and covenants and agrees with, Universal as follows:

              (a) Titus has all requisite power and authority to execute, deliver and perform this Agreement, and all corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Option Closing.

              (b) This Agreement constitutes the legal, valid and binding obligation of Titus and is enforceable against Titus in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

              (c) Titus acknowledges that it has conducted and is continuing to conduct an independent due diligence investigation of Interplay, including but not

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 6

limited to an investigation and verification of the financial condition, results of operation, assets, liabilities, properties, prospects or projected operations of Interplay. Titus further acknowledges that, in making its determination to acquire, or exercise, the Option contemplated by this Agreement, Universal shall not have been deemed to have made to Titus any representation or warranty other than as expressly made by Universal in Section 5 hereof. Without limiting the generality of the foregoing, Universal makes no representation or warranty to Titus with respect to the financial condition, results of operation, assets, liabilities, properties, prospects and projected operations of Interplay or any other information or documents (financial or otherwise) made available to Titus or its counsel, accountants or advisers with respect to Interplay.

              (d) (i) Titus is acquiring the Option and the Option Stock for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and (ii) Titus is an "accredited
                              --------------
investor" within the meaning of Regulation D of the Securities and Exchange Commission under the Securities Act.

          7.  Miscellaneous.
              -------------

              (a) Waivers and Amendments. Any provision of this Agreement may
                  ----------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of Universal and Titus. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon Universal, Titus and their respective successors and assigns. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

              (b) Binding Agreement; Assignment of Rights.  No party hereto
                  ---------------------------------------
may assign this Agreement or any of its rights hereunder to any third party, except for transfers to an affiliate of the assigning party. Subject to the foregoing, this Agreement and the rights and obligations of the parties hereunder shall inure to the

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 7


benefit of, and be binding upon, their respective successors, assigns, estates, heirs and legal representatives.

              (c) Notices. All notices, requests, consents and other
                  -------
communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to Universal to:

               Universal Studios, Inc.
               100 Universal City Plaza
               Universal City, California 91608
               Attention: General Counsel
               Telecopier: (818) 866-3444

          if to Titus to:

               Titus Interactive SA
               c/o Titus Software Corporation
               20432 Corisco Street
               Chatsworth, California 91311
               Attention:  Mr. Herve Caen, Chairman and
                              Chief Executive Officer
               Telecopier: (818) 709-6537

          with a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               555 S. Flower Street, 23rd Floor
               Los Angeles, California 90071-2371
               Attention:  Robert A. Miller, Jr., Esq.
               Telecopier:  (213) 627-0705

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 8

or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

              (d)  Choice of Law.  It is the intention of the parties that the
                   -------------
internal substantive laws, and not the laws of conflicts, of California should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

              (e)  Counterparts.  This Agreement may be executed in any number
                    -----------
of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

              (f) Entire Agreement.  This Agreement and any agreement, or
                  ----------------
document instrument referred to herein or therein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements or undertakings with respect thereto, both written and oral.

Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 9

          If the foregoing is acceptable to you, please indicate your acceptance and approval by signing, or by causing to be signed on your behalf, the enclosed copy of this Agreement and returning it to the undersigned.

                                            Very truly yours,



                                            TITUS INTERACTIVE SA, a French
                                            corporation



                                            By:
                                               ------------------------------
                                                 Herve Caen, Chairman and Chief
                                                        Executive Officer


ACCEPTED AND AGREED:

UNIVERSAL STUDIOS, INC.


By:
   --------------------------
Name:
Title:


INTERPLAY ENTERTAINMENT CORP.,
a Delaware corporation


By:
   --------------------------
Name:
Title:

                                   EXHIBIT C
                                   ---------

                                 FARGO WAIVER
                                 ------------

                        WAIVER OF RIGHT OF FIRST REFUSAL


     A. Universal Studios, Inc., a Delaware corporation ("Universal") desires to grant an option (the "Option") to purchase all of the Common Stock of Interplay Entertainment Corp., a Delaware corporation ("Interplay") held by Universal (the "Universal Shares") to Titus Interactive SA, a French corporation ("Titus"), in exchange for consideration of $500,000, all as set forth in a letter agreement dated the date hereof among Universal, Interplay and Titus (the "Option Agreement");

     B. Brian Fargo holds a right of first refusal (the "Right of First Refusal") with respect to the sale or transfer of the Universal Shares pursuant to Section 2.4 of that certain Shareholders' Agreement dated March 30, 1994 among Interplay, Universal and Fargo;

     C. In order for Titus to exercise the Option without the Universal Shares being first offered to Fargo for purchase pursuant to the Right of First Refusal, Fargo must waive the Right of First Refusal.

     ACCORDINGLY, the undersigned hereby agrees as follows:

     1. Brian Fargo hereby waives the Right of First Refusal with respect to the Universal Shares only in connection with their purchase by Titus under the terms and conditions of the Option as set forth in the Option Agreement.

     2. This Waiver shall not be construed as a waiver of compliance with respect to any additional terms or conditions in the Shareholders' Agreement or with respect to any other offers to purchase or purchases of the Universal Shares, except as expressly stated hereinabove.


     IN WITNESS WHEREOF, the undersigned has executed this Waiver of Right of First Refusal as of the __ day of March, 1999.



                                    --------------------------------------------
                                    Brian Fargo

                                   EXHIBIT D
                                   ---------

                               IRREVOCABLE PROXY
                               -----------------

                                                                   EXHIBIT 1026D

                                 IRREVOCABLE PROXY



  The undersigned,                , as record owner of         shares (the
                  ----------------                    ---------
"Shares") of the Common Stock of INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the "Company"), hereby revokes all previous proxies and irrevocably designates TITUS INTERACTIVE SA ("Titus") as proxy of the undersigned (the "Proxy"), to (a) attend and vote at any and all meetings of the stockholders of the Company, (b) execute any and all written consents of stockholders of the Company and (c) otherwise act for the undersigned with respect to the Shares in the same manner and with the same effect as if the undersigned were personally present at any such meeting and voting the Shares, or personally acting on any such matters submitted to stockholders for approval or consent, in favor of the issuance of up to 5,000,000 shares of the Company's Common Stock to Titus pursuant to that certain Stock Purchase Agreement dated as of March 18, 1999 (the "Purchase Agreement") among the Company, Titus and Brian Fargo.

  The undersigned authorizes the Proxy to substitute any other person to act hereunder (provided that such substitution is in connection with the Merger of the Proxy with another entity or the sale of all or substantially all of the Proxy's assets to another entity), and to file this irrevocable proxy and any such substitute with the Secretary of the Company.

  This proxy is irrevocable until      and is coupled with an interest, and is
                                -------
given in consideration of the making of an equity investment in the Company by Titus pursuant to the terms and conditions of the Purchase Agreement.


Dated:  March __, 1999
                                    -----------------------------------------

                                    _____________________